                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                QUICKTURN DESIGN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

            SUPPLEMENT TO NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                         QUICKTURN DESIGN SYSTEMS, INC.
                         TO BE HELD ON JANUARY 8, 1999
                                      FROM
                          MENTOR GRAPHICS CORPORATION

    A Special Meeting of Stockholders of Quickturn Design Systems, Inc. (the "Company") will be held on January 8, 1999 at the time and place designated by the Company in its proxy materials. The term "Special Meeting" refers to the special meeting of stockholders to be held on January 8, 1999, and any adjournment, postponement or continuation thereof, which is the date set by the Company pursuant to its amended Bylaws for the Special Meeting called by Mentor Graphics Corporation to consider the Proposals. The term "Proposals" refers to the proposals made by Mentor Graphics to be presented at the Special Meeting, which Proposals are as follows:

    (i) To remove all members of the Board of Directors of the Company (the "Company Board");

    (ii) To adopt an amendment to Section 3.2 of Article III of the Company's Bylaws (the "Company Bylaws") to reduce the authorized number of Company directors from eight to five;

   (iii) To elect directors to fill the five vacancies on the Company Board resulting from the removal of the incumbent directors;

    (iv) To adopt a stockholder resolution repealing each provision of the Company Bylaws or any amendment thereto adopted by the Company Board subsequent to March 30, 1998 and prior to the effective date of the Proposals; and

    (v) To take action on any procedural matter, or any substantive matter that Mentor Graphics does not know of within a reasonable time before the Special Meeting, which is properly brought before the Special Meeting.

    Stockholders of record at the close of business on November 10, 1998, the record date, will be entitled to notice of, and to vote at, the Special Meeting. Even if you have already returned the GOLD Proxy Card that was sent to you with Mentor Graphics' Proxy Statement dated September 11, 1998, please properly execute and return the enclosed GOLD Striped Proxy Card. Returning the enclosed GOLD Striped Proxy Card will ensure that the number of shares held of record by you as of the close of business on November 10, 1998 will be counted in tabulating the votes at the Special Meeting.

                                          MENTOR GRAPHICS CORPORATION

December 7, 1998
Wilsonville, Oregon

                        SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                         QUICKTURN DESIGN SYSTEMS, INC.
                           PROXY STATEMENT SUPPLEMENT
                                      FROM
                          MENTOR GRAPHICS CORPORATION

                                                                December 7, 1998

To the Stockholders of Quickturn Design Systems, Inc.:

    As a result of the decision in the litigation between Mentor Graphics Corporation and Quickturn Design Systems, Inc. (the "Company") in the Court of Chancery of the State of Delaware announced on December 3, 1998, the Special Meeting called at the request of the Company's stockholders will now be held on January 8, 1999. Stockholders of record on November 10, 1998 will be entitled to vote at the meeting.

    The purpose of the Special Meeting, as described more fully in the Proxy Statement attached hereto as Exhibit A, is to approve the Proposals, with the objective of removing and replacing the current Board of Directors of the Company and to replace the Company Board with five new directors nominated by Mentor Graphics. If the new board is elected, Mentor Graphics intends to propose entering into a friendly merger agreement with the Company, the terms of which would provide for a first step tender offer (which would be effected by completing the Offer) and a second step merger (which would be effected by completing the Proposed Merger) in which Mentor Graphics would pay all of the Company's stockholders $12.125 per Share in cash. On August 12, 1998, Mentor Graphics commenced its all cash, fully financed tender offer for $12.125 per Share. The Offer and the Proposed Merger together constitute the Proposed Acquisition.

    Mentor Graphics expects that a new board comprised of persons nominated by Mentor Graphics, following their election on January 8, 1999, would, subject to their fiduciary duties under applicable law, take the actions necessary to remove the impediments for stockholders to accept the Offer.

    If stockholders want the opportunity to accept the Offer, stockholders should vote "FOR" all of the Proposals on the enclosed GOLD Striped Proxy Card. Removal of the Company Board requires the affirmative vote of a majority of the outstanding Shares in favor of Proposal number (1). Therefore, a failure to vote or an abstention has the same practical effect as a vote against the proposal.

    VOTE "FOR" EACH PROPOSAL ON THE NEW GOLD STRIPED PROXY CARD--EVEN IF YOU PREVIOUSLY VOTED. A TENDER OF YOUR SHARES DOES NOT COUNT AS A VOTE OF YOUR SHARES AT THE SPECIAL MEETING. YOU MUST ALSO SIGN A SEPARATE PROXY CARD TO VOTE.

    Mentor Graphics has consistently stated to the Company Board and its financial and legal advisors that Mentor Graphics is willing to negotiate a friendly transaction in the best interests of both companies, their stockholders and customers. Specifically, Mentor Graphics has stated that it is willing to consider an increased offer price in the event that Mentor Graphics is permitted by the Company to conduct a due diligence review of the Company and that such review demonstrates greater value of the Company to Mentor Graphics. Unfortunately, the Company Board has rejected every one of Mentor Graphics' overtures and has continued its entrenchment tactics and costly litigation. Significantly, the Company's Chairman has failed to accept Mentor Graphics' latest invitation to negotiate made on December 3, 1998 and instead the Company appealed the Court of Chancery's decision. That decision struck down the Company's Rights Agreement Amendment because it was adopted in violation of the directors' fiduciary duties.

    Mentor Graphics is disappointed that, despite the fact that a majority of the Company's stockholders have already tendered their Shares, the Company Board still will not act responsibly and sit down now to negotiate a transaction.

    On December 3, 1998, the Court of Chancery of the State of Delaware issued its post-trial opinion and final order in the litigation commenced by Mentor Graphics against the Company and the Company Board following the announcement of the Offer. The Court of Chancery upheld the Bylaw Amendment adopted by the Company Board on August 21, 1998, which authorized the Company Board to set the date of a special meeting called by 10% of the Company's stockholders for 90 to 100 days after the call of the meeting, thus setting the Special Meeting for January 8, 1999 instead of December 11, 1998. Concurrently, the Court of Chancery invalidated the Rights Agreement Amendment, also adopted by the Company Board on August 21, 1998, as a breach of fiduciary duties by the members of the Company Board and an unreasonable response to the Offer. The Company has appealed the Court of Chancery's invalidation of the Rights Agreement Amendment to the Supreme Court of the State of Delaware and sought expedited treatment of the appeal. See "Legal Proceedings."

    This Supplement (the "Supplement") amends and supplements the Proxy Statement of Mentor Graphics Corporation dated September 11, 1998, as supplemented by a Supplement to the Proxy Statement of Mentor Graphics Corporation dated September 15, 1998, each of which is attached as Exhibit A hereto. Except as otherwise set forth in this Supplement, the terms and conditions set forth in Exhibit A remain applicable in all respects, and this Supplement should be read in conjunction with Exhibit A. Unless the context requires otherwise, terms not defined herein have the meaning ascribed to them in Exhibit A.

    This Supplement and the enclosed GOLD Striped Proxy Card are first being mailed on or about December 7, 1998 to all stockholders of the Company. As of October 31, 1998, there were 18,077,059 Shares issued and outstanding according to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. As of December 7, 1998, Mentor Graphics and its subsidiaries had the right to vote an aggregate of 591,500 Shares.

    YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. MENTOR GRAPHICS URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD STRIPED PROXY CARD TO VOTE FOR THE PROPOSALS.

    A VOTE FOR THE PROPOSALS WILL ENABLE YOU--AS THE OWNERS OF THE COMPANY-- TO SEND A MESSAGE TO THE COMPANY BOARD THAT YOU ARE IN FAVOR OF A SALE OF THE COMPANY TO MENTOR GRAPHICS.

    MENTOR GRAPHICS URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO MENTOR GRAPHICS, C/O MACKENZIE PARTNERS, INC. ("MACKENZIE"), AT THE ADDRESS BELOW, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE SPECIAL MEETING. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT AT THE SPECIAL MEETING. SEE "PROXY PROCEDURES AND RECORD DATE."

                                   IMPORTANT

    1. If your Shares are registered in your own name, please sign, date and mail the enclosed GOLD Striped Proxy Card to MacKenzie in the postage-paid envelope provided.

    2. If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD Striped Proxy Card with respect to your Shares and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD Striped Proxy Card to be signed representing your Shares. Mentor Graphics urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to Mentor Graphics in care of MacKenzie to the address below, so that Mentor Graphics will be aware of all instructions given and can attempt to ensure that such instructions are followed.

    3. Stockholders of record at the close of business on November 10, 1998 are entitled to notice of and to vote on matters that come before the Special Meeting. Even if you have already returned the GOLD Proxy Card that was sent to you with Mentor Graphics' September 11, 1998 Proxy Statement, please properly execute and return the GOLD Striped Proxy Card included with this Supplement. Returning the enclosed GOLD Striped Proxy Card will ensure that the number of Shares held of record by you as of the close of business on November 10, 1998 will be counted in tabulating the votes at the Special Meeting. See "Proxy Procedures and Record Date."

    If you have any questions about executing or delivering your GOLD Striped Proxy Card or require assistance, please contact:

                                     (LOGO)

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885
                              FAX: (212) 929-0308

                           FORWARD-LOOKING STATEMENTS

    MENTOR GRAPHICS URGES YOU TO READ THIS ENTIRE SUPPLEMENT CAREFULLY. THE INFORMATION CONTAINED IN THIS SUPPLEMENT INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). IT HAS NOT BEEN JUDICIALLY DETERMINED THAT THE SAFE HARBOR PROVIDED BY SECTION 21E OF THE EXCHANGE ACT APPLIES TO FORWARD-LOOKING STATEMENTS IN AN AGENT DESIGNATION SOLICITATION OR A PROXY SOLICITATION CONDUCTED IN CONNECTION WITH A TENDER OFFER. SUCH STATEMENTS ARE INDICATED BY WORDS OR PHRASES SUCH AS "ANTICIPATE," "ESTIMATE," "PROJECTS," "MENTOR GRAPHICS BELIEVES," "INTENDS," "EXPECTS" AND SIMILAR WORDS AND PHRASES. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: (I) CONSUMMATION OF THE PROPOSED ACQUISITION; (II) THE SUCCESSFUL INTEGRATION OF THE COMPANY INTO MENTOR GRAPHICS' OPERATIONS WITHIN SIX MONTHS AFTER CONSUMMATION OF THE PROPOSED ACQUISITION; (III) THE RETENTION OF KEY EMPLOYEES WITHIN THE SALES, SERVICE AND MANUFACTURING ORGANIZATIONS AS WELL AS CERTAIN ENGINEERING TEAMS OF THE COMPANY; (IV) SATISFACTORY RESOLUTION OF PENDING PATENT LITIGATION; AND (V) MENTOR GRAPHICS' ABILITY TO OPERATE SUCCESSFULLY WITHIN A MORE LEVERAGED CAPITAL STRUCTURE. GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. MENTOR GRAPHICS DISCLAIMS ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                              THE SPECIAL MEETING

    The information set forth on pages 2 through 6 in Exhibit A under the heading "The Special Meeting" is amended and supplemented with the following information:

    As a result of the Order entered by the Court of Chancery on December 3, 1998, the date of the Special Meeting called by the Company's stockholders to consider the Proposals is January 8, 1999 and the record date for the Special Meeting is November 10, 1998.

    Stockholders of record at the close of business on November 10, 1998 are entitled to notice of and to vote on matters that come before the Special Meeting. Even if you have already returned the GOLD Proxy Card that was sent to you with Mentor Graphics' September 11, 1998 Proxy Statement, please properly execute and return the GOLD Striped Proxy Card included with this Supplement. Returning the enclosed GOLD Striped Proxy Card will ensure that the number of shares held of record by you as of the close of business on November 10, 1998 will be counted in tabulating the votes at the Special Meeting. See "Proxy Procedures and Record Date."

THE PROPOSALS

    REMOVAL OF DIRECTORS. Stockholders are being asked to remove each of the Company's current directors and any other person who may be a director immediately prior to the effectiveness of the Proposals. The Company's current directors are Glen M. Antle, Richard C. Alberding, Michael R. D'Amour, William
A. Hasler, Dr. Yen-Son (Paul) Huang, Charles D. Kissner, Dr. David K. Lam and Keith R. Lobo.

    REDUCTION IN SIZE OF BOARD. Stockholders are being asked to reduce the authorized number of Company directors to five. The Company Board currently consists of eight directors. Mentor Graphics believes that a smaller number of directors would be a more effective working group. This proposed amendment to the Company Bylaws is set forth in its entirety in Annex V of Exhibit A. This Bylaw Amendment is designed to reduce the number of directors constituting the Company Board to the number that would be in office if the Proposal to remove the incumbent directors is approved and the Nominees are elected. Pursuant to Sections 3.2 and 3.16 of the Company Bylaws, the reduction of the authorized number of directors does not have the effect of removing any director then in office.

    ELECTION OF DIRECTORS. Stockholders are being asked to elect as directors each of the five Nominees named in the table below, each of whom is an individual not affiliated with Mentor Graphics, to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. On September 11, 1998, proper notice of Mentor Graphics' intention to nominate the Nominees was given to the Secretary of the Company in accordance with Section 2.5 of the Company Bylaws.

    Set forth below are the name, age, business address, present principal occupation and employment history of each of the Nominees for at least the past ten years. This information has been furnished to Mentor Graphics by the respective Nominees and supersedes the information on page 3 of Exhibit A. Each Nominee has consented to serve as a director. Each Nominee is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

                                                              PRESENT PRINCIPAL OCCUPATION AND
NAME, AGE AND BUSINESS ADDRESS                                   TEN YEAR EMPLOYMENT HISTORY
------------------------------------------  ---------------------------------------------------------------------
Gideon Argov, 42..........................  Mr. Argov has been Chairman of the Board of Directors of Kollmorgen
Kollmorgen Corporation                      Corporation since March 1996. Mr. Argov has been President and Chief
  1601 Trapelo Road                         Executive Officer of Kollmorgen Corporation since November 1991. From
  Waltham, Massachusetts 02154              March 1988 to May 1991, Mr. Argov was President and Chief Executive
                                            Officer of High Voltage Engineering Corporation. Mr. Argov serves as a director of TransTechnology Corporation.

Scott H. Bice, 55.........................  Mr. Bice has been Dean of the University of Southern California Law
University of Southern California           Center since before 1988. Mr. Bice serves as a director of Jenny
  Law Center, University Park               Craig, Inc.
  Los Angeles, California 90089

Harry L. Demorest, 57.....................  Mr. Demorest has been Chief Executive Officer of Columbia Forest
Columbia Forest Products, Inc.              Products, Inc. since March 1996. Mr. Demorest served as President of
  222 S.W. Columbia, Suite 1575             Columbia Forest Products, Inc. from March 1994 to April 1996 and as
  Portland, Oregon 97201                    Executive Vice President from April 1992 to February 1994. Prior to his employment with Columbia Forest Products, Inc., Mr. Demorest was a partner with Arthur Andersen & Co., serving as Office Managing
                                            Partner for the Portland, Oregon office from before 1988 to 1991. Mr.
                                            Demorest serves as a director of Trendwest Resorts, Inc.

C. Scott Gibson, 46.......................  Mr. Gibson has been President of Gibson Enterprises since March 1992
Gibson Enterprises                          and has served as a director and consultant to high technology
  1900 Twin Points Road                     companies since such time. Mr. Gibson was the founder of Sequent
  Lake Oswego, Oregon 97034                 Computer Systems, Inc., a computer systems company, and served as its
                                            President from January 1988 to February 1992. Mr. Gibson serves as a director of RadiSys Corporation, Inference Corporation, Integrated
                                            Measurement Systems, Inc., Health Systems Technology, Inc., Telemark,
                                            Triquint Semiconductor, Inc., Egghead.com and Webridge, Inc. Mr.
                                            Gibson is also the Chairman of the Board of the Oregon Graduate
                                            Institute of Science and Technology.

                                                              PRESENT PRINCIPAL OCCUPATION AND
NAME, AGE AND BUSINESS ADDRESS                                   TEN YEAR EMPLOYMENT HISTORY
------------------------------------------  ---------------------------------------------------------------------
Michael J. K. Savage, 64..................  Mr. Savage has been the Managing Director of the San Francisco Opera
San Francisco Opera                         since August 1994. Mr. Savage was the founder of Savage Petroleum
  301 Van Ness Avenue                       Company and served as its President from January 1992 to October
  San Francisco, California 94102           1995. From 1988 to 1992, Mr. Savage was a private investor and was engaged in volunteer activities for civic and charitable
                                            organizations. Mr. Savage serves as a director of HS Resources, Inc., the San Francisco Opera and the San Francisco Conservatory of Music.

    Mentor Graphics does not expect that any of the Nominees will be unable to stand for election at the Special Meeting, but, in the event that one or more vacancies in the slate of Nominees should occur unexpectedly, Mentor Graphics will name a substitute nominee. In addition, Mentor Graphics reserves the right
(i) to nominate additional nominees to fill any director positions created by the Company Board prior to or at the Special Meeting and (ii) to nominate substitute or additional persons if the Company makes or announces any changes to the Company Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Nominees.

    Mentor Graphics' primary purpose in seeking to elect the Nominees to the Company Board is to secure, subject to the Nominees' fiduciary duties as directors of the Company, the redemption of the Rights (or the amendment of the Rights Agreement to make the Rights inapplicable to the Proposed Acquisition) and the approval of the Offer and the Proposed Merger under Section 203, thereby facilitating the consummation of the Proposed Acquisition. However, if elected, the Nominees would be responsible for managing the business and affairs of the Company. Each director of the Company has an obligation under the DGCL to discharge his or her duties as a director on an informed basis, in good faith, with the care an ordinarily careful and prudent person in a like position would exercise under similar circumstances and in a manner the director honestly believes to be in the best interests of the Company. In this regard, circumstances may arise in which the interests of Mentor Graphics and its affiliates, on the one hand, and the interests of other stockholders of the Company, on the other hand, may differ. In any such case, Mentor Graphics expects the Nominees to discharge fully their obligations to the Company and its stockholders under Delaware law.

    Each Nominee has been paid a fee of $25,000 by Mentor Graphics for agreeing to stand for election as a director of the Company. In addition, it is anticipated that each Nominee, upon election, will receive director's fees and stock options, consistent with the Company's past practice, for services as a director of the Company. According to the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders, directors of the Company received an annual retainer of $12,000 and an annual committee membership stipend of $1,500 for each committee of the Company Board on which a director served for the fiscal year ended December 31, 1997. Directors of the Company are also eligible to participate in the Company's 1994 Outside Director Stock Option Plan pursuant to which each nonemployee director receives a stock option to purchase 20,000 Shares on the date of the first meeting at which such individual participates as a director and, beginning four years after the initial grant, an automatic annual stock option to purchase 3,500 Shares. Mentor Graphics will indemnify each Nominee, to the fullest extent permitted by applicable law, from and against any and all expenses, liabilities or losses of any kind arising out of any threatened or filed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by the Nominee in his or her capacity as a nominee for election as a director of the Company, and, if elected, as a director of the Company, or arising out of his or her status in either such capacity. Mentor Graphics will also reimburse each Nominee for his or her reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel.

    Mentor Graphics' proposals to reduce to five the authorized number of Company directors and to elect its Nominees are dependent upon the removal at the Special Meeting of all incumbent directors of the Company. If Mentor Graphics is successful at the Special Meeting in removing all incumbent directors of the Company, and is not successful in reducing the size of the Company Board, Mentor Graphics intends to elect the Nominees, and the remaining vacancies on the Board may be filled either (i) at the Special Meeting if other persons are properly nominated for election who are duly elected by a plurality of the votes cast, (ii) after the Special Meeting by action of the Company Board or (iii) by the Company's stockholders at a later meeting of stockholders.

    REPEAL OF BYLAWS OR ANY AMENDMENT THERETO ADOPTED SUBSEQUENT TO MARCH 30, 1998 AND PRIOR TO THE EFFECTIVENESS OF THE PROPOSALS. Stockholders are being asked to adopt a stockholder resolution repealing any provision of the Company Bylaws, and repeal any amendment to the Company Bylaws, in each case adopted subsequent to March 30, 1998 and prior to the effectiveness of the Proposals. The proposed stockholder resolution is set forth in its entirety in Annex VI of Exhibit A. This Proposal is designed to prevent the Company Board from taking any action to amend the Company Bylaws to attempt to nullify or delay the actions taken by the stockholders pursuant to the Proposals or to create new obstacles to the consummation of the Proposed Acquisition, the Offer and the Proposed Merger. The Company Bylaws filed with the Securities and Exchange Commission (the "Commission") on March 30, 1998 as an exhibit to the Company's Form 10-K for the year ended December 31, 1997 were the last publicly available version of the Company Bylaws prior to the date of commencement of the Offer. Accordingly, this Proposal would not repeal any provision of the Company Bylaws that was publicly disclosed prior to March 30, 1998. This proposal is intended, however, to repeal any amendment to the Company Bylaws adopted since March 30, 1998 and prior to the effectiveness of the Proposals, including, without limitation, the amendment to Section 2.3 of the Company Bylaws adopted by the Company Board on August 21, 1998. The amendment to Section 2.3 of the Company Bylaws provides that the Company Board shall, upon the receipt of requests from one or more stockholders holding Shares in the aggregate entitled to cast not less than 10% of the votes at a special meeting, set a date for any meeting of not less than 90 days nor more than 100 days after the receipt and determination by the Company of the validity of such requests (the "Bylaw Amendment"). Mentor Graphics challenged the validity of the Bylaw Amendment in the litigation commenced by Mentor Graphics against the Company in the Court of Chancery of the State of Delaware. On December 3, 1998, the Court of Chancery of the State of Delaware issued its post-trial opinion and final order upholding the validity of the Bylaw Amendment. See "Legal Proceedings." Adoption of this Proposal would repeal the Bylaw Amendment. This Proposal would also have the effect of preventing the Company Board from creating new obstacles to the consummation of the Proposed Acquisition, the Offer and the Proposed Merger and to remove any existing undisclosed obstacles to the consummation of the Proposed Acquisition, the Offer and the Proposed Merger.

    OTHER MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. Mentor Graphics is not presently aware of any matters to be presented for a vote of stockholders at the Special Meeting other than the Proposals and believes that, under Delaware law, substantive matters not set forth in the Notice of Special Meeting may not properly be brought before the Special Meeting. Mentor Graphics believes however, that procedural motions, such as motions to adjourn the Special Meeting and/or motions to elect a chairperson or other administrative matters may properly be brought before the Special Meeting. Notwithstanding the foregoing, in the event that any procedural matter, or any substantive matter that Mentor Graphics does not know of within a reasonable time before the Special Meeting, is properly brought before the Special Meeting, the persons named as proxies on the GOLD Striped Proxy Card will have discretionary authority to vote all Shares covered by such proxies in accordance with their best judgment with respect to such matter, unless they are directed by a proxy to do otherwise.

                        PROXY PROCEDURES AND RECORD DATE

    The information set forth on pages 16 and 17 in Exhibit A under the heading "Proxy Procedures" is amended and supplemented with the following information:

    Stockholders of record at the close of business on November 10, 1998 are entitled to notice of and to vote on matters that come before the Special Meeting. The meeting date which had been adjourned to December 11, 1998 pursuant to a stipulation between Mentor Graphics and the Company and the record date of September 10, 1998 have been superseded as a result of the Bylaw Amendment adopted by the Company Board and the Order entered by the Delaware Court of Chancery. Since the record date for the Special Meeting was superseded, persons may be record holders on November 10, 1998 who were not record holders on September 10, 1998. In addition, persons who continue to be record holders may hold a different number of Shares on November 10, 1998 than on September 10, 1998. While GOLD Proxy Cards executed by stockholders eligible to vote on the record date are in effect, it is important to ensure that your votes are counted properly and that all of the Shares owned by you as of November 10, 1998 are counted in tabulating the votes at the Special Meeting and to avoid any possible objection from the Company. Therefore, Mentor Graphics is asking each stockholder to execute the GOLD Striped Proxy Card, whether or not you returned the GOLD Proxy Card that was sent to you with Mentor Graphics' September 11, 1998 Proxy Statement.

    Even if you have already returned the GOLD Proxy Card, please properly execute and return the GOLD Striped Proxy Card included with this Supplement. Returning the enclosed GOLD Striped Proxy Card will ensure that the number of Shares held of record by you as of the close of business on November 10, 1998 will be counted in tabulating the votes at the Special Meeting.

    Regardless of whether you return a GOLD Striped Proxy Card, the original proxy you conveyed to Mentor Graphics on the GOLD Proxy Card will remain in effect unless you revoke it, deliver a GOLD Striped Proxy Card or vote your Shares at the Special Meeting. Only the number of Shares held of record by you as of the close of business November 10, 1998 will be eligible for inclusion in the tabulation of votes at the Special Meeting. Therefore, Mentor Graphics is asking everyone who has returned a GOLD Proxy Card to execute and return a GOLD Striped Proxy Card.

    As of December 7, 1998, Mentor Graphics and its subsidiaries had the right to vote an aggregate of 591,500 Shares. As of October 31, 1998, there were 18,077,059 Shares issued and outstanding according to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                BACKGROUND OF THE OFFER AND THE PROPOSED MERGER

    The information set forth on pages 7 through 11 in Exhibit A under the heading "Background of the Offer and the Proposed Merger" is amended and supplemented with the following information:

    On August 12, 1998, Mentor Graphics and Purchaser commenced a tender offer to purchase all outstanding Shares at a price of $12.125 per Share, net to the seller in cash, without interest thereon. The expiration date of the Offer has been extended to midnight New York City time on January 11, 1999, unless further extended.

    On August 12, 1998, Mentor Graphics and Purchaser commenced litigation against the Company and the Company Board in the Court of Chancery of the State of Delaware. Also on August 12, 1998, Mentor Graphics and Purchaser commenced litigation against the Company in the United States District Court for the District of Delaware. This litigation is ongoing. See "Legal Proceedings."

    On September 11, 1998, Mentor Graphics commenced mailing its definitive Proxy Statement to the Company's stockholders accompanied by a letter to the Company's stockholders, a copy of which is attached as Exhibit B hereto, and on September 15, 1998, Mentor Graphics filed a supplement to the Proxy Statement with the Commission. A copy of the letter transmitting such supplement to the Company's stockholders is attached as Exhibit C hereto.

    On September 17, 1998, the Company filed preliminary proxy revocation materials with the Commission and on September 21, 1998, the Company filed definitive proxy revocation materials with the Commission. On September 24, 1998, the Company filed additional definitive proxy materials with the Commission relating to the Company's business plan.

    On September 25, 1998, Mentor Graphics delivered a letter to the Company Board, a copy of which is attached as Exhibit D hereto, calling on the Company Board to, among other things, stop its obstructionist and wasteful tactics. On September 28, 1998, Mentor Graphics commenced mailing a letter to stockholders of the Company urging stockholders to tender their Shares, a copy of which is included as Exhibit E hereto, and a copy of the September 25, 1998 letter to the Company Board.

    On September 29, 1998, Mentor Graphics issued a press release stating that CT Corporation System, an independent tabulation firm retained by the Company, certified that the Agent Designations which had been solicited by Mentor Graphics to call the Special Meeting and delivered by Mentor Graphics on September 11, 1998 validly represented 17.26% of the Company's outstanding Shares. For further information concerning the Agent Designations, see page 16 of Exhibit A.

    On October 1, 1998, the Company issued a press release stating the Company Board's decision to set the record date for the Special Meeting for November 10, 1998 and the meeting date for January 8, 1999.

    On October 15, 1998, Mentor Graphics issued a press release stating that Institutional Shareholder Services Inc., one of the nation's leading institutional shareholder advisory firms, recommended to its clients that they vote in favor of Mentor Graphics' Nominees and the other Proposals at the Special Meeting.

    On October 19, 1998, Mentor Graphics commenced mailing a letter to stockholders of the Company, a copy of which is attached as Exhibit F hereto, stating that the location of the special meeting called by Mentor Graphics for October 29, 1998 had been changed.

    On November 6, 1998, Mentor Graphics and Bank of America entered into a definitive $200 million line of credit, in accordance with Bank of America's August 1998 commitment letter to Mentor Graphics. Funds from the line of credit, together with working capital, will be used to pay for the Shares purchased pursuant to the Offer.

    On November 11, 1998, Mentor Graphics commenced mailing a letter to stockholders of the Company, a copy of which is attached as Exhibit G hereto, urging stockholders to vote in favor of the Proposals.

    On December 3, 1998, Mentor Graphics issued a press release announcing that the Court of Chancery of the State of Delaware invalidated the deferred redemption provision of the Rights Agreement. The release also stated that the Special Meeting will be held on January 8, 1999, as a result of the Court of Chancery upholding the Bylaw Amendment. See "Legal Proceedings."

    On December 3, 1998, the Company issued a press release announcing that the Court of Chancery of the State of Delaware ruled that the Bylaw Amendment was valid and that the Rights Agreement Amendment was invalid. The Company also announced that it intended to immediately appeal the decision to the Delaware Supreme Court.

    Mentor Graphics and its financial advisor continue to make attempts to contact the Company and its financial advisor to initiate discussions with respect to the Proposed Acquisition.

                               LEGAL PROCEEDINGS

    The information set forth on pages 13 through 16 in Exhibit A under the heading "Legal Proceedings" is amended and supplemented with the following information:

COURT OF CHANCERY OF THE STATE OF DELAWARE

    On December 3, 1998, the Court of Chancery of the State of Delaware issued its post-trial opinion and final order in the litigation commenced by Mentor Graphics against the Company and the Company Board following the announcement of the Offer. The Court of Chancery upheld the Bylaw Amendment adopted by the Company Board on August 21, 1998, which authorized the Company Board to set the date of a special meeting called by 10% of the Company's stockholders for 90 to 100 days after the call of the meeting, thus setting the Special Meeting for January 8, 1999 instead of December 11, 1998. Concurrently, the Court of Chancery invalidated the Rights Agreement Amendment, also adopted by the Company Board on August 21, 1998, as a breach of fiduciary duties by the members of the Company Board and an unreasonable response to the Offer. The Company has appealed the Court of Chancery's invalidation of the Rights Agreement Amendment to the Supreme Court of the State of Delaware and sought expedited treatment of the appeal. Mentor Graphics and Purchaser commenced the litigation against the Company and the Company Board in the Court of Chancery on August 12, 1998. Mentor Graphics amended its complaint on August 24, 1998 and September 11, 1998. As amended, the complaint sought an order (i) declaring that the Company Board's failure to redeem the Rights or to render the Rights inapplicable to the Offer and the Proposed Merger or to approve the Offer and Proposed Merger constituted a breach of the directors' fiduciary duties under Delaware law; (ii) invalidating the Rights or compelling the Company Board to redeem the Rights or render the Rights inapplicable to the Offer and Proposed Merger; (iii) declaring that the Company Board's failure to approve the Offer and the Proposed Merger for purposes of Section 203 of the DGCL constituted a breach of the directors' fiduciary duties under Delaware law; (iv) compelling the Company Board to approve the Offer and the Proposed Merger for purposes of Section 203 of the DGCL; (v) declaring that the adoption of the Bylaw Amendment and the Rights Agreement Amendment constituted a breach of the director's fiduciary duties under Delaware law; (vi) invalidating the Bylaw Amendment and Rights Agreement Amendment; (vii) declaring that any other actions taken by the Company Board designed to impede or which have the effect of impeding the Offer and the Proposed Merger would also constitute a breach of the directors' fiduciary duties under Delaware law; (viii) enjoining the Company Board from adopting any other measures designed to impede or which have the effect of impeding the Offer and the Proposed Merger, and (ix) declaring that the call of the Special Meeting by the Designated Agents on September 11, 1998 was effective to call a special meeting of the Company's stockholders for October 29, 1998, and to set the record date for determining the shareholders entitled to vote at the special meeting.

    On September 28, 1998, the Company filed a motion for summary judgment on all claims brought by Mentor Graphics and Purchaser. The Court of Chancery heard oral argument on the Company's Motion for Summary Judgment on October 7, 1998 and, in a written opinion issued on October 9, 1998, denied the Company's motion in its entirety.

    On October 16, 1998, the Company filed a Motion for Preliminary Injunction seeking to enjoin the holding of the special meeting on October 29, 1998. In order to permit a decision on the merits before the special meeting, on October 27, 1998, Mentor Graphics and the Company stipulated and the Court of Chancery approved the adjournment of the special meeting from October 29, 1998 to November 24, 1998. On November 20, 1998, the parties further stipulated and the Court of Chancery approved an adjournment of the special meeting from November 24, 1998 to December 11, 1998.

    A trial was held on October 19, 20, 23, 26 and 28, 1998. Post-trial briefing by the parties was completed on November 9, 1998. On December 2, 1998, the Court of Chancery issued its written opinion, holding that the adoption of the Rights Agreement Amendment constituted a breach of the directors' fiduciary duties to the Company's stockholders. The Court held that the Company Board's rationale for adopting the Rights Agreement Amendment was inconsistent with the terms of the Rights Agreement Amendment and further found that the Company Board was "unable to articulate a cogent reason" for the six month delay in the ability of a newly-elected board to redeem the Rights. The Court therefore invalidated the Rights Agreement Amendment as an unreasonable and disproportionate response to the Offer and Proposed Merger. The Court of Chancery's opinion also approved the validity of the Bylaw Amendment. Mentor Graphics disagrees with the Court of Chancery's holding on the validity of the Bylaw Amendment and the effects of the Rights Agreement Amendment, as well as the underlying findings of fact in the opinion. On December 3, 1998, the Court of Chancery entered the Order invalidating the Rights Agreement Amendment, approving the Bylaw Amendment and determining that Mentor Graphics properly called the Special Meeting of the Company's stockholders to consider the Proposals for January 8, 1999 with a record date of November 10, 1998.

    On December 3, 1998, the Company filed a Notice of Appeal with the Delaware Supreme Court. Mentor Graphics presently does not intend to appeal the decision.

UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE

    In the federal securities litigation between Mentor Graphics and the Company pending in the United States District Court for the District of Delaware (the "Delaware District Court"), Mentor Graphics sought to require the Company to correct its disclosures relating to the Offer and the Special Meeting and the Company sought to require Mentor Graphics to make corrective disclosures relating to the Offer and Mentor Graphics' solicitation of Agent Designations and proxies for a special meeting of the Company's stockholders. On October 23, 1998, the United States District Court denied the separate applications for preliminary injunctive relief filed by Mentor Graphics and the Company.

    Mentor Graphics and Purchaser commenced the litigation against the Company in the Delaware District Court on August 12, 1998 seeking, among other things, a declaratory judgment that Mentor Graphics and Purchaser have disclosed all information required by, and are otherwise in full compliance with, the Exchange Act and any other federal securities laws, rules or regulations deemed applicable to the Offer and the solicitation of Agent Designations. The complaint was subsequently amended by Mentor Graphics and Purchaser on August 26, September 11 and October 16, 1998, to (i) include claims that materials filed by the Company with the Commission and public statements made by the Company in response to the Offer and the call of the Special Meeting contained false and misleading statements in violation of Sections 14(a), 14(d) and 14(e) of the Exchange Act and (ii) seek a declaratory judgment that Mentor Graphics and Purchaser have disclosed all information required by, and are otherwise in full compliance with, the Exchange Act and any other federal securities laws, rules or regulations deemed applicable to the call of the Special Meeting and the solicitation of proxies in connection with the Special Meeting.

    On August 25, 1998, the Company filed the counterclaim against Mentor Graphics, Purchaser, certain officers of Mentor Graphics and the Nominees. The Counterclaim was subsequently amended and supplemented by the Company on September 14 and September 21, 1998. The Counterclaim, as amended, alleges that the materials filed by Mentor Graphics and Purchaser with the Commission in connection with the Offer, Mentor Graphics' solicitation of Agent Designations and the call of the Special Meeting contain materially false and misleading statements and omissions in violation of Sections 14(a), 14(d) and 14(e) of the Exchange Act, and seeks (i) an injunction requiring Mentor Graphics and Purchaser to correct their filings and prohibiting Mentor Graphics and Purchaser from taking various actions in connection with the Offer, Mentor Graphics' solicitation of Agent Designations and Mentor Graphics' solicitation of proxies in connection with the Special Meeting and (ii) a declaration that Mentor Graphics' solicitation of proxies in connection with the Special Meeting is invalid. Also on August 25, 1998, the Company filed a Motion for Preliminary Injunction with the Delaware District Court seeking to compel Mentor Graphics and Purchaser to correct the disclosures in their filings with the Commission and to enjoin Mentor Graphics,

Purchaser and their agents from taking various actions in connection with the Offer, the Proposed Acquisition and Mentor Graphics' solicitation of Agent Designations.

    On September 4, 1998, Mentor Graphics and Purchaser filed a Motion for Preliminary Injunction with the Delaware District Court seeking to compel the Company to correct the disclosures in its filings with the Commission and to enjoin the Company or any of its agents from disseminating any further information or otherwise communicating with the Company's stockholders or taking any action with respect to the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations and the Special Meeting until at least thirty days after the Company makes corrective disclosures in its filings with the Commission.

    On September 8, 1998, Mentor Graphics and Purchaser filed in Delaware District Court a Motion to Dismiss the Counterclaim for failure to state a claim upon which relief can be granted. Briefing on Mentor Graphics and Purchaser's Motion to Dismiss was completed on September 23, 1998. The motion remains pending.

    On September 14, 1998, the Company filed a Motion for a Temporary Restraining Order with the Delaware District Court seeking to, among other things, (i) enjoin Mentor Graphics and Purchaser from distributing proxy materials in connection with the Special Meeting and (ii) compel Mentor Graphics and Purchaser to correct alleged misstatements in materials filed by Mentor Graphics and Purchaser with the Commission. On September 16, 1998, the Delaware District Court heard oral argument on the Company's Motion for a Temporary Restraining Order and denied the motion at the conclusion of oral argument.

    The Delaware District Court heard oral argument on Mentor Graphics and Purchaser's Motion for Preliminary Injunction on October 6, 1998, and heard oral argument on the Company's Motion for Preliminary Injunction on October 21, 1998. The Delaware District Court denied both motions on October 23, 1998.

    On November 3, 1998, Mentor Graphics and Purchaser filed with the Delaware District Court a Motion for Preliminary Injunction seeking to compel the Company to correct disclosures in press releases and filings with the Commission regarding the ongoing patent litigation between Mentor Graphics and the Company in the United States District Court for the District of Oregon (the "Oregon District Court") and to enjoin the Company and any of its agents from (i) disseminating any further information or otherwise communicating with the Company's stockholders with respect to the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations and the Special Meeting;
(ii) taking any action in opposition to the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations or the Special Meeting until at least thirty days after the Company makes corrective disclosures in its filings with the Commission; and (iii) making any false and misleading statements regarding the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations and the Special Meeting. Later on November 3, 1998, Mentor Graphics and the Company agreed that the expert reports of James Mack Folsom and Blaine F. Nye, Ph.D concerning the Company's damages claims in the patent litigation between Mentor Graphics and the Company would be publicly disclosed in redacted form. Based on this agreement, Mentor Graphics determined not to continue with its Motion for Preliminary Injunction.

PATENT LITIGATION

    The trial of the action in the Oregon District Court is scheduled to begin on February 16, 1998. On November 13, 1998, the Oregon District Court granted summary judgment that Mentor Graphics did not infringe one of the six Company patents at issue, denied Mentor Graphics' summary judgment motions as to noninfringement, unenforceability and invalidity as to the remaining patents and denied the Company's motions for summary judgment that Mentor Graphics infringed these remaining patents. The preliminary injunction prohibiting Mentor Graphics from selling its SimExpress version 1.0 and 1.5 acceleration verification systems in the United States remains in effect pending trial in the Oregon District Court.

    Discovery on the issue of the damages, if any, caused by Mentor Graphics' alleged infringement is to be completed by December 28, 1998. On October 5, 1998, the Company's expert submitted an analysis that calculates its compensatory damages at approximately $78.7 million. Mentor Graphics' expert has submitted an analysis calculating the Company's compensatory damages, if any, caused by Mentor Graphics' alleged infringement to be $0.5 million, and at the most, $1.1 million. The analysis of the expert witnesses for the Company and for Mentor Graphics can be found on the World Wide Web at http://www.mentorg.com/file. In addition to compensatory damages, in the event the Oregon District Court finds that Mentor Graphics' infringed the patents and that the infringement was willful, the Oregon District Court has discretion to enhance the jury award so that the total award is at most triple the amount awarded by the jury. The Oregon District Court also has the discretion, if it determines that the action qualifies as "an extraordinary case" (which typically requires a finding that the infringement was willful), to award the Company reasonable costs and attorneys' fees. Mentor Graphics filed a motion for summary judgment in June 1998 seeking to limit potential damages. This motion was granted in part, denying the Company's request for damages with respect to alleged losses in stock value. The motion for summary judgment was also denied in part, with leave to refile the motion upon completion of damages discovery. Mentor Graphics presently intends to refile its summary judgment motion.

    The Company and Mentor Graphics have stipulated that any monetary sanctions arising from evidentiary issues in the United States International Trade Commission ("ITC") proceeding will not exceed $425,000, which amount includes expenses and has been paid by Mentor Graphics to the Company. Mentor Graphics has appealed the ITC Administrative Law Judge's recommendation of such sanctions, but no decision is expected until late 1999.

          CERTAIN INFORMATION CONCERNING MENTOR GRAPHICS AND PURCHASER

    The information set forth on pages 17 and 18 in Exhibit A under the heading "Certain Information Concerning Mentor Graphics and Purchaser" is amended and supplemented with the following information:

    Information concerning Mentor Graphics is included in Mentor Graphics Form 10-K, Mentor Graphics' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (the "Mentor Graphics Form 10-Qs") and other documents filed by Mentor Graphics with the Commission.

                                    ANNEX II
                            BENEFICIAL OWNERSHIP OF
          COMPANY SHARES BY MENTOR GRAPHICS, PURCHASER, THE NOMINEES,
            THE DIRECTORS AND CERTAIN EMPLOYEES OF MENTOR GRAPHICS,
                  AND OTHER REPRESENTATIVES OF MENTOR GRAPHICS

    The information set forth on pages 23 and 24 in Exhibit A under the heading "Annex II" is amended and supplemented with the following information:

    On August 11, 1998, Mentor Graphics transferred record ownership of 100 Shares to the Purchaser. In addition, Mentor Graphics beneficially owned, directly or indirectly, an aggregate of 791,500 Shares at December 7, 1998, including the 100 Shares held of record by Purchaser and the Shares issuable upon exercise of the Warrant (representing beneficial ownership of 4.4% of the Shares outstanding as of October 31, 1998, according to the Company's Form 10-Q for the quarter ended September 30, 1998). See Annex II in Exhibit A for a description of the Warrant.

                                   ANNEX III
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                    AND MANAGEMENT OF THE COMPANY AS A GROUP

    The information set forth on page 25 in Exhibit A under the heading "Annex III" is amended and supplemented with the following information:

    (3) Subsequent to the Company's 1998 Proxy Statement, Kopp Investment Advisors, Inc. ("Kopp") filed with the Commission a Form 13F which stated that, as of September 30, 1998, Kopp beneficially owned approximately 1,910,000 Shares.

    (4) Subsequent to the Company's 1998 Proxy Statement, the State of Wisconsin Investment Board ("SWIB") filed with the Commission a Form 13F which stated that, as of September 30, 1998, SWIB beneficially owned approximately 2,102,000 Shares.

                                                                       EXHIBIT A

                                PROXY STATEMENT
                                       OF
                          MENTOR GRAPHICS CORPORATION
                                     FOR A
                       SPECIAL MEETING OF STOCKHOLDERS OF
                         QUICKTURN DESIGN SYSTEMS, INC.

                         TO BE HELD ON OCTOBER 29, 1998

    This Proxy Statement (the "Proxy Statement") and the enclosed GOLD Proxy Card (the "Proxy Card") are being furnished in connection with the solicitation (the "Solicitation") of proxies by and on behalf of Mentor Graphics Corporation ("Mentor Graphics"), an Oregon corporation, to be used at a Special Meeting of Stockholders to be held on October 29, 1998 at 3 p.m. New York City time at The Corporation Trust Company, 30 The Green, Dover, Delaware 19901, and at any adjournment, postponement or continuation thereof (the "Special Meeting") of Quickturn Design Systems, Inc., a Delaware corporation (the "Company").

    THIS SOLICITATION IS BEING MADE BY MENTOR GRAPHICS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    On August 11, 1998, Mentor Graphics delivered a letter to the Company containing an offer by Mentor Graphics to acquire the Company (the "Proposed Acquisition"), in which stockholders of the Company would receive $12.125 in cash for each outstanding share of common stock, par value $.001, of the Company (the "Company Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Company Common Stock, the "Shares"). The letter also stated that Mentor Graphics would consider an increased offer price in the event that Mentor Graphics is permitted by the Company to conduct a due diligence review of the Company and that such review demonstrates greater value of the Company to Mentor Graphics. On August 24, 1998, without engaging in any discussions with Mentor Graphics, the Company Board rejected Mentor Graphics' offer.

    On September 11, 1998, Walden C. Rhines, Gregory K. Hinckley and Dean M. Freed (the "Designated Agents") called the Special Meeting by delivering to the Company agent designations ("Agent Designations") executed by holders of greater than 10% of the Shares (including the Shares owned by Mentor Graphics) entitled to vote at the Special Meeting and by mailing notice of the Special Meeting to the stockholders of the Company. Mentor Graphics and the Company are involved in litigation regarding the date, time and record date of the Special Meeting as well as the Designated Agents' authority to call and give notice of the Special Meeting. See "The Special Meeting--Quorum and Voting" and "Legal Proceedings." The proxies solicited by this Proxy Statement will be voted at the Special Meeting, or at any special meeting called to consider Mentor Graphics' proposals set forth herein, including any adjournment, postponement or continuation thereof, regardless of whether such special meeting takes place on October 29, 1998, or on any other date, provided however, that in no event will the proxies be valid beyond October 29, 1999.

    As of July 1, 1998, there were 17,922,518 Shares issued and outstanding according to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998. As of August 31, 1998, Mentor Graphics and its subsidiaries had the right to vote an aggregate of 591,500 Shares. All Shares represented by each properly executed, unrevoked Proxy Card received in time for the Special Meeting will be voted in the manner specified therein. Mentor Graphics is soliciting your proxy to vote on the following proposals to be presented by Mentor Graphics at the Special Meeting to be presented in the order set forth below:

        (i) To remove all members of the Board of Directors of the Company (the "Company Board");

        (ii) To adopt an amendment to Section 3.2 of Article III of the Company's Bylaws (the "Company Bylaws") to reduce the authorized number of Company directors from eight to five;

        (iii) To elect directors to fill the five vacancies on the Company Board resulting from the removal of the incumbent directors;

        (iv) To adopt a stockholder resolution repealing each provision of the Company Bylaws or any amendment thereto adopted by the Company Board subsequent to March 30, 1998 and prior to the effective date of the Proposals (together, the "Proposals"); and

        (v) To take action on such procedural motions as may properly come before the Special Meeting.

      MENTOR GRAPHICS URGES YOU TO VOTE IN FAVOR OF EACH OF THE PROPOSALS.

    If Mentor Graphics' five nominees (the "Nominees") are elected, Mentor Graphics expects that, subject to their fiduciary duties under applicable law, the Nominees would act to facilitate the Proposed Acquisition through the Offer and the Proposed Merger described below under "Introduction."

    Mentor Graphics believes that the record date for determining stockholders entitled to notice of and to vote at the Special Meeting is September 10, 1998 (the "Record Date"). Accordingly, stockholders of record at the close of business on the Record Date will be entitled to one vote at the Special Meeting for each Share held on the Record Date. Mentor Graphics and the Company are involved in litigation regarding the date, time and record date of the Special Meeting as well as the Designated Agents' authority to call and give notice of the Special Meeting. See "The Special Meeting--Quorum and Voting" and "Legal Proceedings."

    This Proxy Statement and the enclosed GOLD Proxy Card are first being mailed on or about September 11, 1998 to all stockholders of the Company.

    YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. MENTOR GRAPHICS URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TO VOTE FOR THE PROPOSALS.

    A VOTE FOR THE PROPOSALS WILL ENABLE YOU--AS THE OWNERS OF THE COMPANY--TO SEND A MESSAGE TO THE COMPANY BOARD THAT YOU ARE IN FAVOR OF A SALE OF THE COMPANY TO MENTOR GRAPHICS.

    MENTOR GRAPHICS URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO MENTOR GRAPHICS, C/O MACKENZIE PARTNERS, INC. ("MACKENZIE"), AT THE ADDRESS BELOW, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE SPECIAL MEETING. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE SPECIAL MEETING. SEE "PROXY PROCEDURES" BELOW.

                                   IMPORTANT

    1. If your shares of Company Common Stock are registered in your own name, please sign, date and mail the enclosed GOLD Proxy Card to MacKenzie in the postage-paid envelope provided.

    2. If your shares of Company Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD Proxy Card with respect to your shares and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD Proxy Card to be signed representing your shares of Company Common Stock. Mentor Graphics urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to Mentor Graphics in care of MacKenzie to the address below, so that Mentor Graphics will be aware of all instructions given and can attempt to ensure that such instructions are followed.

    If you have any questions about executing or delivering your GOLD Proxy Card or require assistance, please contact:

                                     [LOGO]

                                156 Fifth Avenue
                            New York, New York 10010

                         (212) 929-5500 (call collect)

                                       or

                         CALL TOLL-FREE: (800) 322-2885

                              FAX: (212) 929-0308

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
FORWARD-LOOKING STATEMENTS.................................................................................           i
INTRODUCTION...............................................................................................           1
THE SPECIAL MEETING........................................................................................           2
The Proposals..............................................................................................           2
Other Matters to be Considered at the Special Meeting......................................................           5
Quorum and Voting..........................................................................................           5
BACKGROUND OF THE OFFER AND THE PROPOSED MERGER............................................................           7
THE PROPOSED ACQUISITION, THE OFFER AND THE PROPOSED MERGER................................................          11
The Proposed Acquisition...................................................................................          11
Terms of the Offer and the Proposed Merger.................................................................          11
Conditions to the Offer....................................................................................          12
Required Stockholder Consent to the Proposed Merger........................................................          12
LEGAL PROCEEDINGS..........................................................................................          13
PROXY PROCEDURES...........................................................................................          16
CERTAIN INFORMATION CONCERNING MENTOR GRAPHICS AND PURCHASER...............................................          17
DISSENTERS' RIGHTS.........................................................................................          18
SOLICITATION OF PROXIES....................................................................................          18
ADDITIONAL INFORMATION.....................................................................................          19
ANNEX I--INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EMPLOYEES OF MENTOR GRAPHICS AND OTHER
  REPRESENTATIVES OF MENTOR GRAPHICS.......................................................................          20
ANNEX II--BENEFICIAL OWNERSHIP OF COMPANY SHARES BY MENTOR GRAPHICS, PURCHASER, THE NOMINEES, THE DIRECTORS
  AND CERTAIN EMPLOYEES OF MENTOR GRAPHICS, AND OTHER REPRESENTATIVES OF MENTOR GRAPHICS...................          23
ANNEX III--SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY AS A GROUP........          25
ANNEX IV--TRANSACTIONS IN SHARES OF THE COMPANY BY MENTOR GRAPHICS.........................................          26
ANNEX V--FORM OF PROPOSED AMENDMENT TO THE COMPANY BYLAWS..................................................          27
ANNEX VI--FORM OF PROPOSED STOCKHOLDER RESOLUTION..........................................................          28

                           FORWARD-LOOKING STATEMENTS

    MENTOR GRAPHICS URGES YOU TO READ THIS ENTIRE PROXY STATEMENT CAREFULLY. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). IT HAS NOT BEEN JUDICIALLY DETERMINED THAT THE SAFE HARBOR PROVIDED BY SECTION 21E OF THE EXCHANGE ACT APPLIES TO FORWARD-LOOKING STATEMENTS IN AN AGENT DESIGNATION SOLICITATION OR PROXY SOLICITATION CONDUCTED IN CONNECTION WITH A TENDER OFFER. SUCH STATEMENTS ARE INDICATED BY WORDS OR PHRASES SUCH AS "ANTICIPATE," "ESTIMATE," "PROJECTS," "MENTOR GRAPHICS BELIEVES," "INTENDS," "EXPECTS" AND SIMILAR WORDS AND PHRASES. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: (I) CONSUMMATION OF THE PROPOSED ACQUISITION; (II) THE SUCCESSFUL INTEGRATION OF THE COMPANY INTO MENTOR GRAPHICS' OPERATIONS WITHIN SIX MONTHS AFTER CONSUMMATION OF THE PROPOSED ACQUISITION; (III) THE RETENTION OF KEY EMPLOYEES WITHIN THE SALES, SERVICE AND MANUFACTURING ORGANIZATIONS AS WELL AS CERTAIN ENGINEERING TEAMS OF THE COMPANY; (IV) SATISFACTORY RESOLUTION OF PENDING PATENT LITIGATION; AND (V) MENTOR GRAPHICS' ABILITY TO OPERATE SUCCESSFULLY WITHIN A MORE LEVERAGED CAPITAL STRUCTURE. GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. MENTOR GRAPHICS DISCLAIMS ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                                  INTRODUCTION

    On August 11, 1998, Mentor Graphics offered to acquire all outstanding Shares for $12.125 in cash per share of Company Common Stock, together with the Rights issued pursuant to the Rights Agreement of the Company dated January 10, 1996 (the "Rights Agreement") in a negotiated transaction. On August 24, 1998, without engaging in any discussions with Mentor Graphics, the Company Board rejected Mentor Graphics' offer.

    On August 12, 1998, Mentor Graphics and MGZ Corp., a Delaware corporation and a wholly owned subsidiary of Mentor Graphics ("Purchaser"), commenced a tender offer to purchase all outstanding Shares at a price of $12.125 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 12, 1998, the Supplement to the Offer to Purchase dated August 27, 1998 (the "Supplement"), and the related Letter of Transmittal. The Offer to Purchase, as amended by the Supplement, and as it may be subsequently amended and supplemented, and the Letter of Transmittal, together constitute the "Offer."

    The purpose of the Offer and the Proposed Merger (as defined below) is to acquire control of, and ultimately the entire equity interest in, the Company. The Offer, as the first step in the acquisition of the Company, is intended to facilitate the acquisition of all outstanding Shares. Mentor Graphics intends, as soon as practicable following consummation of the Offer, to propose and seek to have the Company consummate a merger or similar business combination with Purchaser or another direct or indirect subsidiary of Mentor Graphics (the "Proposed Merger"). The purpose of the Proposed Merger is to acquire all Shares not tendered and purchased pursuant to the Offer or otherwise. At the effective time of the Proposed Merger (the "Effective Time"), it is anticipated that each then outstanding Share (other than Shares owned by Mentor Graphics and its subsidiaries, including Purchaser, Shares held in the treasury of the Company and Shares held by stockholders of the Company who shall have demanded and perfected, and who shall not have withdrawn or otherwise lost, dissenters' rights under the Delaware General Corporation Law (the "DGCL")) would be converted into the right to receive an amount in cash equal to the Offer Price.

    The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares owned by Mentor Graphics and its subsidiaries, including Purchaser, would represent a majority of the outstanding Shares on a fully diluted basis on the date of purchase (the "Minimum Condition"), (ii) the Rights having been redeemed by the Company Board, or Purchaser being satisfied, in its reasonable discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (the "Rights Condition"), (iii) Purchaser being satisfied, in its reasonable discretion, that, after consummation of the Offer, the provisions of
Section 203 ("Section 203") of the DGCL would not prohibit for any period of time, or impose any voting requirement in excess of majority stockholder approval with respect to, the Proposed Merger or other business combination with Purchaser or any affiliate of Purchaser (the "Section 203 Condition") and (iv) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Condition"). The Offer is also subject to other terms and conditions described in the Offer. The Offer is not conditioned on Purchaser obtaining financing. The Offer is scheduled to expire at midnight New York City time on October 6, 1998, unless extended. Mentor Graphics anticipates that Purchaser will extend the Offer from time to time as necessary to permit the conditions of the Offer to be satisfied, so long as it is reasonably possible that such conditions will be satisfied. See "The Proposed Acquisition, the Offer and the Proposed Merger--Conditions to the Offer."

    Mentor Graphics stands ready to negotiate the Proposed Acquisition with the Company. Accordingly, Purchaser has reserved the right to amend the Offer (including amending the number of Shares to be purchased and the Offer Price) at any time to facilitate the Proposed Acquisition, which amendments may include Mentor Graphics entering into a merger agreement with the Company, Mentor Graphics responding to actions taken by the Company or Mentor Graphics negotiating a merger agreement with the Company not involving a tender offer pursuant to which Purchaser would terminate the Offer and the Shares would, upon consummation of such merger, be converted into cash. If the Company enters into negotiations with Mentor Graphics, agrees to redeem the Rights and enters into a merger agreement with Mentor Graphics or Purchaser, Mentor Graphics will terminate this Solicitation.

    Complete information about the Offer is contained in the Offer to Purchase and the Supplement, which are available upon request from Purchaser's Information Agent for the Offer, MacKenzie Partners, Inc., in the Tender Offer Statement on Schedule 14D-1 and on Mentor Graphics' website located at http:// www.mentorg.com/file. The Tender Offer Statement on Schedule 14D-1 and any amendments thereto, including exhibits, should be available for inspection and copies should be obtainable in the manner set forth under "Certain Information Concerning Mentor Graphics and Purchaser" (except that such material will not be available at the regional offices of the Securities and Exchange Commission (the "Commission")).

    MENTOR GRAPHICS URGES YOU TO COMPLETE AND RETURN THE ENCLOSED GOLD PROXY
CARD.

                              THE SPECIAL MEETING

THE PROPOSALS

    Mentor Graphics is soliciting proxies from holders of Shares to adopt the Proposals set forth below at the Special Meeting. On September 11, 1998, proper notice of the Proposals was given to the Secretary of the Company in accordance with Section 2.5 of the Company Bylaws.

    REMOVAL OF DIRECTORS. Stockholders are being asked to remove each of the Company's current directors and any other person who may be a director immediately prior to the effectiveness of the Proposals. The Company's current directors are Glen M. Antle, Richard C. Alberding, Michael R. D'Amour, William
A. Hasler, Dr. Yen-Son (Paul) Huang, Charles D. Kissner, Dr. David K. Lam and Keith R. Lobo.

    REDUCTION IN SIZE OF BOARD. Stockholders are being asked to reduce the authorized number of Company directors to five. The Company Board currently consists of eight directors. Mentor Graphics believes that a smaller number of directors would be a more effective working group. This proposed amendment to the Company Bylaws is set forth in its entirety in Annex V to this Proxy Statement. This Bylaw amendment is designed to reduce the number of directors constituting the Company Board to the number that would be in office if the Proposal to remove the incumbent directors is approved and the Nominees are elected. Pursuant to Sections 3.2 and 3.16 of the Company Bylaws, the reduction of the authorized number of directors does not have the effect of removing any director then in office.

    ELECTION OF DIRECTORS. Stockholders are being asked to elect as directors each of the five Nominees named in the table below, each of whom are individuals not affiliated with Mentor Graphics, to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. On September 11, 1998, proper notice of Mentor Graphics' intention to nominate the Nominees was given to the Secretary of the Company in accordance with Section 2.5 of the Company Bylaws.

    Set forth below are the name, age, business address, present principal occupation and employment history of each of the Nominees for at least the past ten years. This information has been furnished to Mentor Graphics by the respective Nominees. Each Nominee has consented to serve as a director. Each

Nominee is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

                                                             PRESENT PRINCIPAL OCCUPATION AND
NAME, AGE AND BUSINESS ADDRESS                                 TEN YEAR EMPLOYMENT HISTORY
---------------------------------------  ------------------------------------------------------------------------
Gideon Argov, 41                         Mr. Argov has been Chairman of the Board of Directors of Kollmorgen
Kollmorgen Corporation                   Corporation since March 1996. Mr. Argov has been President and Chief
1601 Trapelo Road                        Executive Officer of Kollmorgen Corporation since November 1991. From
Waltham, Massachusetts 02154             March 1988 to May 1991, Mr. Argov was President and Chief Executive
                                         Officer of High Voltage Engineering Corporation. Mr. Argov serves as a director of TransTechnology Corporation and WorldCorp Inc.

Scott H. Bice, 55                        Mr. Bice has been Dean of the University of Southern California Law
University of Southern California Law    Center since before 1988. Mr. Bice serves as a director of Jenny Craig,
  Center, University Park                Inc.
Los Angeles, California 90089

Harry L. Demorest, 56                    Mr. Demorest has been Chief Executive Officer of Columbia Forest
Columbia Forest Products, Inc.           Products, Inc. since March 1996. Mr. Demorest served as President of
222 S.W. Columbia, Suite 1575            Columbia Forest Products, Inc. from March 1994 to April 1996 and as
Portland, Oregon 97201                   Executive Vice President from April 1992 to February 1994. Prior to his employment with Columbia Forest Products, Inc., Mr. Demorest was a partner with Arthur Andersen & Co., serving as Office Managing Partner for the Portland, Oregon office from before 1988 to 1991. Mr. Demorest serves as a director of Trendwest Resorts, Inc.

C. Scott Gibson, 46                      Mr. Gibson has been President of Gibson Enterprises since March 1992 and
Gibson Enterprises                       has served as a director and consultant to high technology companies
1900 Twin Points Road                    since such time. Mr. Gibson was the founder of Sequent Computer Systems,
Lake Oswego, Oregon 97034                Inc., a computer systems company, and served as its President from
                                         January 1988 to February 1992. Mr. Gibson serves as a director of
                                         Adaptive Solutions, Inc., RadiSys Corporation, Inference Corporation,
                                         Integrated Measurement Systems, Inc., Health Systems Technology, Inc.,
                                         Telemark, Triquint Semiconductor, Inc., Egghead.com and Webridge, Inc.
                                         Mr. Gibson is also the Chairman of the Board of the Oregon Graduate
                                         Institute of Science and Technology.

Michael J. K. Savage, 63                 Mr. Savage has been the Managing Director of the San Francisco Opera
San Francisco Opera                      since August 1994. Mr. Savage was the founder of Savage Petroleum
301 Van Ness Avenue                      Company and served as its President from January 1992 to October 1995.
San Francisco, California 94102          From 1988 to 1992, Mr. Savage was a private investor and was engaged in volunteer activities for civic and charitable organizations. Mr. Savage serves as a director of HS Resources, Inc., the San Francisco Opera and the San Francisco Conservatory of Music.

    Mentor Graphics does not expect that any of the Nominees will be unable to stand for election at the Special Meeting, but, in the event that one or more vacancies in the slate of Nominees should occur unexpectedly, Mentor Graphics will name a substitute nominee. In addition, Mentor Graphics reserves the right
(i) to nominate additional nominees to fill any director positions created by the Company Board prior to or at the Special Meeting and (ii) to nominate substitute or additional persons if the Company makes or announces any changes to the Company Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Nominees.

    Mentor Graphics' primary purpose in seeking to elect the Nominees to the Company Board is to secure, subject to the Nominees' fiduciary duties as directors of the Company, the redemption of the Rights (or the amendment of the Rights Agreement to make the Rights inapplicable to the Proposed Acquisition) and the approval of the Offer and the Proposed Merger under Section 203, thereby facilitating the consummation of the Proposed Acquisition. However, if elected, the Nominees would be responsible for managing the business and affairs of the Company. Each director of the Company has an obligation under the DGCL to discharge his or her duties as a director on an informed basis, in good faith, with the care an ordinarily careful and prudent person in a like position would exercise under similar circumstances and in a manner the director honestly believes to be in the best interests of the Company. In this regard, circumstances may arise in which the interests of Mentor Graphics and its affiliates, on the one hand, and the interests of other stockholders of the Company, on the other hand, may differ. In any such case, Mentor Graphics expects the Nominees to discharge fully their obligations to the Company and its stockholders under Delaware law.

    Each Nominee will be paid a fee of $25,000 by Mentor Graphics for agreeing to stand for election as a director of the Company. In addition, it is anticipated that each Nominee, upon election, will receive director's fees and stock options, consistent with the Company's past practice, for services as a director of the Company. According to the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders (the "1998 Proxy Statement"), directors of the Company received an annual retainer of $12,000 and an annual committee membership stipend of $1,500 for each committee of the Company Board on which a director served for the fiscal year ended December 31, 1997. Directors of the Company are also eligible to participate in the Company's 1994 Outside Director Stock Option Plan pursuant to which each nonemployee director receives a stock option to purchase 20,000 Shares on the date of the first meeting at which such individual participates as a director and, beginning four years after the initial grant, an automatic annual stock option to purchase 3,500 Shares. Mentor Graphics will indemnify each Nominee, to the fullest extent permitted by applicable law, from and against any and all expenses, liabilities or losses of any kind arising out of any threatened or filed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by the Nominee in his or her capacity as a nominee for election as a director of the Company, and, if elected, as a director of the Company, or arising out of his or her status in either such capacity. Mentor Graphics will also reimburse each Nominee for his or her reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel.

    Mentor Graphics' proposals to reduce to five the authorized number of Company directors and to elect its Nominees are dependent upon the removal at the Special Meeting of all incumbent directors of the Company. If Mentor Graphics is successful at the Special Meeting in removing all incumbent directors of the Company, and is not successful in reducing the size of the Company Board, Mentor Graphics intends to elect the Nominees, and the remaining vacancies on the Board may be filled either (i) at the Special Meeting if other persons are properly nominated for election who are duly elected by a plurality of the votes cast, (ii) after the Special Meeting by action of the Company Board or (iii) by the Company's stockholders at a later meeting of stockholders.

    REPEAL OF BYLAWS OR ANY AMENDMENT THERETO ADOPTED SUBSEQUENT TO MARCH 30, 1998 AND PRIOR TO THE EFFECTIVENESS OF THE PROPOSALS. Stockholders are being asked to adopt a stockholder resolution repealing any provision of the Company Bylaws, and repeal any amendment to the Company Bylaws, in each case adopted subsequent to March 30, 1998 and prior to the effectiveness of the Proposals. The proposed stockholder resolution is set forth in its entirety in Annex VI to this Proxy Statement. This Proposal is designed to prevent the Company Board from taking any action to amend the Company Bylaws to attempt to nullify or delay the actions taken by the stockholders pursuant to the Proposals or to create new obstacles to the consummation of the Proposed Acquisition, the Offer and the Proposed Merger. The Company Bylaws filed with the Commission on March 30, 1998 as an exhibit to the Company's Form 10-K for the year ended December 31, 1997 were the last publicly available version of the Company Bylaws prior to the date of commencement of the Offer. Accordingly, this Proposal would not repeal any provision of the Company Bylaws that was publicly disclosed prior to March 30, 1998. This Proposal is intended, however, to repeal any amendment to the Company Bylaws adopted since March 30, 1998 and prior to the effectiveness of the Proposals, including, without limitation, the amendment to Section 2.3 of the Company Bylaws purportedly adopted by the Company Board on August 21, 1998. The purported amendment to Section 2.3 of the Company Bylaws provides that the Company Board shall, upon the receipt of requests from one or more stockholders holding Shares in the aggregate entitled to cast not less than 10% of the votes at a special meeting, set a date for any meeting of not less than 90 days nor more then 100 days after the receipt and determination by the Company of the validity of such requests (the "Bylaw Amendment"). The Bylaw Amendment further would strip from the stockholders the right to determine the date and time of the Special Meeting and to give notice thereof. Mentor Graphics and the Company are involved in litigation regarding the validity of the Bylaw Amendment. See "The Special Meeting--Quorum and Voting" and "Legal Proceedings." Adoption of this Proposal would repeal this attempt by the Company Board to needlessly delay the date of a special meeting called by stockholders of the Company. Adoption of this Proposal would not, however, have any effect upon the call, notice, record date, date or time of the Special Meeting. This Proposal would also have the effect of preventing the Company Board from creating new obstacles to the consummation of the Proposed Acquisition, the Offer and the Proposed Merger and to remove any existing undisclosed obstacles to the consummation of the Proposed Acquisition, the Offer and the Proposed Merger.

    The accompanying GOLD Proxy Card will be voted in accordance with your instructions on such card at the Special Meeting. You may vote FOR the Proposals or vote against, or abstain from voting on, the Proposals by marking the proper box on the GOLD Proxy Card for the Special Meeting. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE GOLD PROXY CARD FOR THE PROPOSALS, PROVIDED THAT YOU HAVE SIGNED AND DATED THE GOLD PROXY CARD.

    MENTOR GRAPHICS URGES YOU TO VOTE IN FAVOR OF EACH OF THE PROPOSALS.

OTHER MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    Mentor Graphics is not presently aware of any matters to be presented for a vote of stockholders at the Special Meeting other than the Proposals and believes that, under Delaware law, substantive matters not set forth in the Notice of Special Meeting may not properly be brought before the Special Meeting. Mentor Graphics believes however, that procedural motions, such as motions to adjourn the Special Meeting and/or motions to elect a chairperson or other administrative matters may properly be brought before the Special Meeting. Notwithstanding the foregoing, in the event that any procedural matter, or any substantive matter that Mentor Graphics does not know of within a reasonable time before the Special Meeting, is properly brought before the Special Meeting, the persons named as proxies on the enclosed GOLD Proxy Card will have discretionary authority to vote all Shares covered by such proxies in accordance with their best judgment with respect to such matter, unless they are directed by a proxy to do otherwise.

QUORUM AND VOTING

    Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Special Meeting. Mentor Graphics believes that, pursuant to Section 2.3 of the Company Bylaws as in effect prior to August 21, 1998 (the "Bylaw Amendment Date"), the holders of Shares entitled to cast at least 10% of the votes at a special meeting are entitled to call a special meeting. Mentor Graphics further believes that, assuming the invalidity of the Bylaw Amendment, persons with the power to call a special meeting are entitled to determine the date and time of such special meeting and to give notice thereof. Pursuant to Section 213(a) of the DGCL, in the absence of prior action by the Company Board to set a different record date, Mentor Graphics believes that the record date to determine the stockholders entitled to vote shall be the close of business on the day next preceding the mailing of notice of the Special Meeting. Accordingly, because the Designated Agents commenced mailing of the Notice of the Special Meeting on September 11, 1998, Mentor Graphics believes that the record date for the Special Meeting is September 10, 1998.

    Mentor Graphics believes that the Company Board responded to the Offer by purportedly amending Section 2.3 of the Company Bylaws on August 21, 1998 to establish new procedures for the call of a special meeting. The August 21, 1998 Bylaw Amendment purported to eliminate the right of the Company's stockholders to set the date, time and place of the Special Meeting, and to establish that such Special Meeting must occur no less than 90 and nor more than 100 days after the Company Board has determined that sufficient, valid requests for a Special Meeting have been delivered. Mentor Graphics and the Company are involved in litigation regarding the validity of the Bylaw Amendment and Mentor Graphics has filed a motion for preliminary injunction in the Court of Chancery of the State of Delaware seeking to enjoin the Company Board from enforcing the August 21, 1998 Bylaw Amendment to delay the Special Meeting. See "Legal Proceedings."

    The presence in person or by proxy of the holders of a majority of the Shares issued and outstanding and entitled to vote thereat are necessary to constitute a quorum at the Special Meeting. If a quorum is not present or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Special Meeting from time to time, without notice other than an announcement at the Special Meeting, until a quorum is present or represented. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., Shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote) will be counted as Shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    Each stockholder is entitled to one vote for each Share held. Directors will be elected by a plurality of the votes cast by stockholders at the Special Meeting. Votes not cast at the Special Meeting because authority to vote for Nominees is withheld as a result of abstentions or broker non-votes will not affect the outcome of the election of directors.

    Pursuant to Section 141(k) of the DGCL and Section 3.16 of the Company Bylaws, the removal of directors requires the affirmative vote of a majority of all Shares outstanding and entitled to vote on the election of directors. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against the proposal to remove the incumbent directors.

    Adoption of each of the remaining Proposals (other than the removal and election of directors) requires the affirmative vote of a majority of the Shares represented and entitled to vote at the Special Meeting. Accordingly, assuming a quorum is present at the Special Meeting, abstentions and broker non-votes will have the same effect as votes cast against the Proposals.

MENTOR GRAPHICS INTENDS TO VOTE ALL OF ITS SHARES, AND THOSE FOR WHICH MENTOR GRAPHICS IS GIVEN PROXIES, FOR THE ELECTION OF THE NOMINEES AND IN FAVOR OF EACH OF THE OTHER PROPOSALS.

                BACKGROUND OF THE OFFER AND THE PROPOSED MERGER

    During a series of meetings and telephone calls in the summer of 1995, representatives of Mentor Graphics and the Company discussed the possibility of a business combination between the two companies. These discussions did not result in any negotiations concerning a business combination.

    On August 11, 1998, Dr. Walden C. Rhines, Chief Executive Officer and President of Mentor Graphics, met with Mr. Glen Antle, Chairman of the Board of the Company. At the meeting, Dr. Rhines proposed that Mentor Graphics acquire the Company at a price of $12.125 per Share in cash. While Mr. Antle stated that he would communicate the offer to the Company Board, he stated that he was unwilling to accept the offer, to cause the Company to remove its takeover defenses or to cause the Company to refrain from taking action to prevent the consummation of the Offer.

    At the meeting, Dr. Rhines delivered the following letter to Mr. Antle setting forth the Proposed Acquisition and its merits and indicating Mentor Graphics' desire to enter into a negotiated transaction:

The Board of Directors
Quickturn Design Systems, Inc.
55 W. Trimble Road
San Jose, CA 95131

Attention:  Glen M. Antle                                            August 11, 1998
          Chairman of the Board

    Dear Mr. Antle:

        I am writing to inform you that the Board of Directors of Mentor Graphics Corporation has unanimously authorized Mentor Graphics to offer to acquire all outstanding shares of Quickturn Design Systems, Inc. common stock at a price of $12.125 per share in cash.

        We have the necessary financing in hand to consummate this acquisition and therefore the offer is not subject to any financing condition. Reflecting our commitment to this acquisition, we have already acquired more than three percent of Quickturn's outstanding common stock.

        We believe our offer represents a superior opportunity for all Quickturn stockholders to maximize the value of their investment in Quickturn. This all-cash offer represents a substantial premium over Quickturn's current market price.

        Moreover, we believe that the combination of Mentor Graphics and Quickturn will significantly benefit the customers of both companies. It will advance Mentor Graphics' strategy of continuing to be a leading supplier of electronic system verification solutions by strengthening our position in emulation products.

        In addition, in separate patent-infringement lawsuits over the past two and a half years, Mentor Graphics has sued Quickturn and Quickturn has sued Mentor Graphics. The acquisition will resolve these disputes between our companies, which otherwise will continue to require substantial time and expense and represent a significant distraction for both companies well into the future.

        We are determined to make this acquisition a reality and to bring its benefits to our respective stockholders and customers, as expeditiously as possible. Accordingly, we are commencing a tender offer directly to your stockholders on August 12, 1998.

        We are prepared, however, to acquire Quickturn through a negotiated transaction and to consider an increased offering price in the event that we are first permitted to conduct a due diligence review and that such review demonstrates greater value of Quickturn to Mentor Graphics than we can ascertain from public information.

                                          Very truly yours,

                                          /s/ Walden C. Rhines
                                          President and
                                          Chief Executive Officer

    The preceding letter contains forward-looking statements within the meaning of Section 21E of the Exchange Act. It has not been judicially determined that the safe harbor provided by Section 21E of the Exchange Act applies to forward-looking statements in an agent designation solicitation or proxy solicitation conducted in connection with a tender offer.

    On August 12, 1998, Mentor Graphics and Purchaser commenced the Offer. Also on August 12, 1998 Mentor Graphics filed preliminary materials with the Commission to solicit agent designations.

    On August 12, 1998, Mentor Graphics and Purchaser commenced litigation against the Company and the Company Board in the Court of Chancery of the State of Delaware seeking, among other things, an order (i) declaring that failure to redeem the Rights or to render the Rights inapplicable to the Offer and the Proposed Merger or to approve the Offer and the Proposed Merger would constitute a breach of the Company Board's fiduciary duties under Delaware law, (ii) invalidating the Rights or compelling the Company Board to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger, (iii) declaring that failure to approve the Offer and the Proposed Merger for purposes of Section 203 of the DGCL would constitute a breach of the Company Board's fiduciary duties under Delaware law, (iv) compelling the Company Board to approve the Offer and the Proposed Merger for purposes of Section 203 of the DGCL, (v) enjoining the Company Board from taking any actions designed to impede or which have the effect of impeding the Offer, the agent designation solicitation or the Proposed Merger and declaring that any such actions would constitute a breach of the Company Board's fiduciary duties under Delaware law,
(vi) enjoining the Company Board from taking any actions to impede, or refuse to recognize the validity of, Mentor Graphics' call of the Special Meeting, provided that Mentor Graphics has obtained Agent Designations from Company stockholders holding not less than 10% of the outstanding Shares of the Company and (vii) enjoining the Company Board from taking any action to cause the Company to become subject to Section 2115 of the California General Corporation Law.

    On August 12, 1998, Mentor Graphics and Purchaser commenced litigation against the Company in the United States District Court for the District of Delaware seeking, among other things, a declaratory judgment that Mentor Graphics and Purchaser have disclosed all information required by, and are otherwise in full compliance with, the Exchange Act and any other federal securities laws, rules or regulations deemed applicable to the Offer and the agent designation solicitation.

    On August 12, 1998, the Company issued a press release urging its stockholders to take no action with respect to the Offer until the Company Board made its recommendation.

    On August 14, 1998, Dr. Rhines telephoned Mr. Keith R. Lobo, President, Chief Executive Officer and director of the Company. Dr. Rhines stated that, even if the outstanding patent litigation between the companies were resolved, Mentor Graphics would still desire to enter into discussions with the Company regarding the Proposed Acquisition. Dr. Rhines emphasized that Mentor Graphics' interest in the transaction stems from the strategic benefits of the Proposed Acquisition to the employees, stockholders and customers of both companies. Mr. Lobo stated that he would convey Dr. Rhines' position to the Company Board.

    On August 20, 1998, Mentor Graphics filed Premerger Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the Federal Trade Commission and the Antitrust Division of the Department of Justice.

    On August 20, 1998, Mentor Graphics filed definitive agent designation materials with the Commission and commenced solicitation of Agent Designations.

    On August 24, 1998, the Company issued a press release and filed a Schedule 14D-9 in which the Company rejected the Offer and recommended that the stockholders of the Company not tender their shares to Mentor Graphics and Purchaser pursuant to the Offer. The reasons given by the Company included that the Offer was inadequate and not in the best interests of the Company's stockholders, that the Offer did not fully reflect the long-term value of the Company, and that stockholder interests would be better served by the Company continuing to pursue its business plan.

    On August 24, 1998, the Company also announced that the Company Board amended one provision of the Company Bylaws and authorized certain amendments to the Rights Agreement. The Bylaw Amendment provides that the Company Board shall, upon the receipt of requests from one or more stockholders holding Shares in the aggregate entitled to cast not less than 10% of the votes at a special meeting, set a date for any meeting of not less than 90 days nor more than 100 days after the receipt and determination by the Company of the validity of such requests. The amendments to the Rights Agreement include removal of the so-called "dead-hand" provisions that required concurrence of the continuing directors to undertake certain actions and the addition of a prohibition on the redemption or exchange of the Rights or any amendment to the Rights Agreement for a period of 180 days following an annual or special meeting at which a majority of the Company Board is elected, if such redemption, exchange or amendment is reasonably likely to facilitate a change in control transaction with any person or entity who proposed, nominated or supported a director elected at such annual or special meeting (the "Rights Agreement Amendment").

    On August 24, 1998, Mentor Graphics issued a press release responding to the Company's Schedule 14D-9 and reiterating its commitment to completing the Proposed Acquisition. Mentor Graphics stated that the Company's rejection of the Offer was unjustifiable in light of the 51.6% premium the Offer Price represented over the Company's closing price the day before the Offer was announced and the fact that the Offer Price is approximately forty times First Call consensus estimates for the Company in 1999. Mentor Graphics noted that the Company had repriced 1.546 million stock options in June 1998 to $7.44 per share. Mentor Graphics further stated that the actions of the Company-including rejection of the Offer, and the amendments to the Company Bylaws and the Rights Agreement-were unreasonable and served to entrench management, rather than deliver value to the Company's stockholders. Mentor Graphics and the Company are engaged in litigation regarding the validity of the Rights Agreement Amendment. In the event that Mentor Graphics is unsuccessful in its attempt to have the Rights Agreement Amendment declared invalid, Mentor Graphics' Nominees, if elected to the Company Board at the Special Meeting, would be precluded from redeeming or exchanging the Rights or amending the Rights Agreement for a period of 180 days following the Special Meeting, if such redemption, exchange or amendment were likely to facilitate the Offer or any merger, consolidation or sale of assets involving Mentor Graphics. See "Legal Proceedings."

    On August 25, 1998, Mentor Graphics and Purchaser filed an Amended Verified Complaint in the Court of Chancery of the State of Delaware challenging the effectiveness of the amendments to the Company Bylaws and the Rights Agreement purportedly adopted by the Company Board on August 21, 1998 on the grounds that such amendments constitute an inequitable manipulation of the corporate machinery, an unreasonable response to the Offer and Mentor Graphics' solicitation of agent designations, and an unjustified interference with the voting rights of the Company's stockholders.

    On August 25, 1998, the Company filed an Answer and Counterclaims for Injunctive and Other Relief for Violation of Federal Securities Laws with the United States District Court for the District of Delaware (the "Counterclaim"). In the Counterclaim, the Company contends (i) that the Offer and Proposed Merger are a result of the ongoing patent litigation between Mentor Graphics and the Company and (ii) that the materials filed by Mentor Graphics and Purchaser with the Commission in connection with the Offer and Mentor Graphics' solicitation of agent designations contain materially false and misleading statements and omissions in violation of Sections 14(a), 14(d) and 14(e) of the Exchange Act. The Company seeks an injunction requiring Mentor Graphics and Purchaser to correct its filings and prohibiting Mentor Graphics and Purchaser from taking various actions in connection with the Offer or Mentor Graphics' solicitation of agent designations. See "The Proposed Acquisition, the Offer and the Proposed Merger--Conditions to the Offer."

    On August 26, 1998, Mentor Graphics and Purchaser filed a First Amended Complaint with the United States District Court for the District of Delaware which includes claims that the Schedule 14D-9 filed by the Company with the Commission in response to the Offer contained false and misleading statements in violation of Sections 14(d) and 14(e) of the Exchange Act. Specifically, the amended complaint alleges that the Company made false and misleading statements regarding its financial condition and its purported justifications for rejecting the Offer.

    On August 26, 1998, Mentor Graphics and Purchaser filed a Motion for Preliminary Injunction in the Court of Chancery of the State of Delaware seeking to enjoin the Company Board from enforcing either of the Bylaw Amendment or the Rights Agreement Amendment.

    On September 2, 1998, the Company filed a preliminary Revocation Solicitation Statement with the Commission in opposition to the solicitation by Mentor Graphics of Agent Designations to call the Special Meeting.

    On September 4, 1998, Mentor Graphics filed preliminary proxy materials with the Commission with respect to the Special Meeting.

    On September 4, 1998, Mentor Graphics and Purchaser filed a Motion for Preliminary Injunction with the United States District Court for the District of Delaware seeking to compel the Company to correct the disclosures in its filings with the Commission and to enjoin the Company or any of its agents from (i) disseminating any further information or otherwise communicating with the Company's stockholders with respect to the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations and the Special Meeting or
(ii) taking any action in opposition to the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations or the Special Meeting, until at least thirty days after the Company makes corrective disclosures in its filings with the Commission. The Motion also seeks to enjoin the Company and its agents from making any false and misleading statements regarding the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations and the Special Meeting. The District Court has scheduled a hearing on both parties' cross-motions to require corrective disclosures for October 6, 1998.

    On September 4, 1998, the Court of Chancery of the State of Delaware scheduled for October 19, 20 and 23, 1998 a trial on Mentor Graphics' and Purchaser's claims regarding the validity of the Bylaw Amendment and the Rights Agreement Amendment adopted by the Company on August 21, 1998. The Court of Chancery of the State of Delaware also scheduled argument on the Company's anticipated motion for summary judgment for October 7, 1998.

    On September 8, 1998, Mentor Graphics and Purchaser filed a Motion to Dismiss Defendant's Counterclaims and an Opening Brief in support of such motion with the United States District Court for the District of Delaware seeking to dismiss the Company's Counterclaim for failure to state a claim upon which relief can be granted.

    On September 8, 1998, Mentor Graphics announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired with respect to the Offer.

    On September 10, 1998, prior to 9:00 a.m. New York City time, Mentor Graphics issued a press release extending the expiration date of the Offer to midnight New York City time, on October 6, 1998, unless extended.

    On September 11, 1998, Mentor Graphics filed its definitive Proxy Statement with the Commission with respect to the Special Meeting. Also on September 11, 1998, the Designated Agents called the Special Meeting by delivering to the Company Agent Designations executed by holders of greater than 10% of the Shares (including the Shares owned by Mentor Graphics) entitled to vote at the Special Meeting and by mailing notice of the Special Meeting to the stockholders of the Company.

          THE PROPOSED ACQUISITION, THE OFFER AND THE PROPOSED MERGER

THE PROPOSED ACQUISITION

    On August 11, 1998, Mentor Graphics offered to acquire all outstanding Shares for $12.125 in cash per share of Company Common Stock (together with each associated Right) in a negotiated transaction. On August 12, 1998, Mentor Graphics and Purchaser commenced the Offer. On August 24, 1998, without engaging in any discussions with Mentor Graphics, the Company Board rejected the Offer.

    If the Proposed Acquisition is to proceed, the Company Board must approve the Proposed Merger and take all action necessary to satisfy the conditions to the Offer, or the present members of the Company Board must be removed and the Nominees elected in their place who are expected to take all action necessary to facilitate consummation of the Proposed Acquisition by means of the Offer and the Proposed Merger, subject to their fiduciary duties as directors of the Company.

TERMS OF THE OFFER AND THE PROPOSED MERGER

    On August 12, 1998, Mentor Graphics and Purchaser commenced the Offer, which provides for the purchase of all outstanding Shares at the Offer Price ($12.125 per Share). The Offer is subject to the terms and conditions set forth in the Offer to Purchase, the Supplement and the Letter of Transmittal. The purpose of the Offer and the Proposed Merger is to acquire control of, and ultimately the entire equity interest in, the Company. The Offer, as the first step in the acquisition of the Company, is intended to facilitate the acquisition of all outstanding Shares.

    Mentor Graphics intends, as soon as practicable following consummation of the Offer, to seek to have the Company consummate the Proposed Merger or a similar business combination with Purchaser or another direct or indirect subsidiary of Mentor Graphics. The purpose of the Proposed Merger is to acquire all Shares not tendered and purchased pursuant to the Offer or otherwise. At the Effective Time, it is anticipated that each then outstanding Share (other than Shares owned by Mentor Graphics and its subsidiaries, including Purchaser, Shares held in the treasury of the Company and Shares held by stockholders of the Company who shall have demanded and perfected, and who shall not have withdrawn or otherwise lost, dissenters' rights under the DGCL) would be converted into the right to receive an amount in cash equal to the Offer Price. If the Proposed Merger is consummated, shares of the Company's Common Stock would cease to be listed on the Nasdaq National Market. Subject to the terms and conditions of the Proposed Merger and in accordance with the DGCL, the Company would be merged with and into Purchaser or another direct or indirect subsidiary of Mentor Graphics. Purchaser or another direct or indirect subsidiary would be the surviving corporation in the Proposed Merger, and would continue its corporate existence under Delaware law.

    Mentor Graphics stands ready to negotiate with the Company with respect to the Proposed Acquisition. Purchaser has reserved the right to amend the Offer (including amending the number of Shares to be purchased and the Offer Price) at any time to facilitate the Proposed Acquisition, which amendments may include Mentor Graphics entering into a merger agreement with the Company, Mentor Graphics responding to actions taken by the Company or Mentor Graphics negotiating a merger agreement with the Company not involving a tender offer pursuant to which Purchaser would terminate the Offer and the Shares would, upon consummation of such merger, be converted into cash. If the Company enters into negotiations with Mentor Graphics, agrees to redeem the Rights and enters into a merger agreement with Mentor Graphics or Purchaser, Mentor Graphics will terminate this Solicitation.

CONDITIONS TO THE OFFER

    Consummation of the Offer is subject to fulfillment of a number of conditions, including, without limitation, (i) the Minimum Condition, (ii) the Rights Condition, (iii) the Section 203 Condition and (iv) the HSR Condition, each of which is described in the Offer. The Offer is also subject to other terms and conditions described in the Offer. The Offer is not conditioned on Purchaser obtaining financing. The Offer is scheduled to expire at midnight New York City time on October 6, 1998, unless extended. Mentor Graphics anticipates that Purchaser will extend the Offer from time to time as necessary to permit the conditions of the Offer to be satisfied.

    Although Mentor Graphics will seek consummation of the Proposed Merger as soon as practicable following the purchase of Shares pursuant to the Offer, the outcome of this Solicitation and certain terms of the Rights may affect the ability of Mentor Graphics to obtain control of the Company and to consummate the Proposed Merger. Accordingly, the exact timing and details of the Proposed Merger will depend on a variety of factors and legal requirements, including, among other things, the outcome of this Solicitation, the actions of the Board, the number of Shares acquired by Purchaser pursuant to the Offer, and whether the Rights Condition and the Section 203 Condition are satisfied or waived. Mentor Graphics expects the Nominees, if elected, to redeem the Rights (or amend the Rights Agreement to make the Rights inapplicable to the Offer and the Proposed Merger) and approve the Offer and the Proposed Merger under Section 203, which would satisfy the Rights Condition and the Section 203 Condition, and to take such other action as is necessary to expedite the prompt consummation of the Offer and the Proposed Merger, in each case subject to their fiduciary duties as directors of the Company.

REQUIRED STOCKHOLDER CONSENT TO THE PROPOSED MERGER

    Under the DGCL, the merger of a Delaware corporation generally requires the approval of its board of directors and the affirmative vote of holders of at least a majority of its outstanding voting securities. If the Nominees are elected and approve the Offer and the Offer is thereafter consummated (without any waiver of the Minimum Condition and assuming the satisfaction or waiver of all other conditions to the Offer), it is expected that the Nominees would, subject to their fiduciary duties as directors of the Company, approve the Proposed Merger, and Mentor Graphics and Purchaser could approve the Proposed Merger without the affirmative vote of any other Company stockholder (as the owner of a majority of the outstanding Shares). If the Company Board approves the Offer prior to its consummation, the Offer is thereafter consummated in accordance with its terms, and the existing Company Board approves the Proposed Merger, Mentor Graphics and Purchaser also could approve the Proposed Merger without the affirmative vote of any other Company stockholder. If, following consummation of the Offer, Purchaser owns 90% or more of the outstanding Shares, Purchaser could consummate the Proposed

Merger as a "short-form" merger pursuant to Section 253 of the DGCL in which case neither the approval of any Company stockholder nor the Company Board would be required.

    If the Company Board has not approved the Offer, remains in office following the consummation of the Offer (following Purchaser's waiver of the Section 203 Condition, which is not presently contemplated, and the satisfaction or waiver of all other conditions to the Offer, including without limitation the redemption or invalidation of the Rights) and does not approve the Proposed Merger, in order to consummate the Proposed Merger, Purchaser would first have to elect a majority of the Board, which would approve the Proposed Merger. Thereafter, the Proposed Merger would require the affirmative vote of 66 2/3% of the outstanding Shares not owned (within the meaning of Section 203) by Mentor Graphics or Purchaser, unless the transaction were not to occur for at least three years following consummation of the Offer or Purchaser purchased pursuant to the Offer at least 85% of the outstanding Shares outstanding on the date of the commencement of the Offer (excluding Shares owned by directors of the Company who are also officers and certain employee stock plans), in which event Mentor Graphics and Purchaser could approve the Proposed Merger without the affirmative vote of any other stockholder.

                               LEGAL PROCEEDINGS

    Mentor Graphics and the Company are involved in patent litigation in the federal courts in Portland, Oregon and San Francisco, California and in Germany, in which the parties have alleged various claims of patent infringement against each other. Mentor Graphics and the Company are also involved in litigation in the federal and state courts in the State of Delaware relating to the Offer, the Proposed Merger and the solicitation of Agent Designations.

    In March 1996, Mentor Graphics filed suit (MENTOR GRAPHICS CORPORATION V. QUICKTURN DESIGN SYSTEMS, INC.) in the United States District Court in Portland, Oregon against the Company for a declaratory judgment of non-infringement, invalidity and unenforceability of three of the Company's patents. The Company filed a counterclaim against Mentor Graphics alleging infringement of six of the Company's patents, including the three patents subject to the declaratory judgment action. The counterclaim seeks a permanent injunction prohibiting sales of Mentor Graphics' SimExpress products in the United States as well as compensatory damages and attorneys' fees. In August 1997, the District Court granted the Company a preliminary injunction prohibiting Mentor Graphics from selling its SimExpress version 1.0 and 1.5 acceleration verification systems in the United States. The injunction also prohibits Mentor Graphics from shipping current United States inventory modified in the United States to any of its non-United States locations. On August 5, 1998, the United States Court of Appeals for the Federal Circuit affirmed the grant of the preliminary injunction on Mentor Graphics' appeal. On August 19, 1998, Mentor Graphics filed a Petition for Rehearing and Suggestion for Rehearing In Banc with the United States Court of Appeals for the Federal Circuit. On September 2, 1998, the United States Court of Appeals for the Federal Circuit requested that the Company respond to Mentor Graphics' petition.

    In June 1998, the District Court appointed a senior patent litigator to be Special Master in the case. The Special Master has reviewed the judge's rulings on claim interpretation (so-called "Markman" rulings) and will provide recommended rulings on summary judgment motions filed in June 1998 by Mentor Graphics and the Company. Rulings on these District Court matters are expected in the third and fourth quarters of 1998. While a trial in the District Court is scheduled to begin December 1, 1998, there can be no assurance that such date will not be extended. An unfavorable ruling in the District Court trial could involve substantial cost to Mentor Graphics and could make permanent the prohibition on Mentor Graphics' manufacturing and selling its existing accelerated verification of hardware design products in the United States. While an adverse judgment in this litigation would not affect Mentor Graphics' ability to borrow funds under the Credit Facility, an adverse judgment could have a material adverse effect on Mentor Graphics' results of operations in the applicable period. See "The Proposed Acquisition, the Offer and the Proposed Merger--Conditions to the Offer."

    In January 1996, the Company filed an administrative complaint with the United States International Trade Commission ("ITC") (IN THE MATTER OF CERTAIN HARDWARE LOGIC EMULATION SYSTEMS AND COMPONENTS THEREOF, Investigation No. 337-TA-383) seeking to prohibit the distribution of SimExpress products in the United States. In August 1996, the ITC issued a ruling effectively prohibiting the importation of this technology into the United States. In August 1997, the ITC Administrative Law Judge recommended the imposition of evidentiary and monetary sanctions against Mentor Graphics. While this decision is expected to be appealed, no decision is expected for at least nine months. If Mentor Graphics is unsuccessful in its appeal, the amount of monetary sanctions has been stipulated to be $425,000. In December 1997, the ITC issued a Cease and Desist Order prohibiting Mentor Graphics from importing SimExpress products or components, and from providing repair or maintenance services to existing United States customers. This order took effect in February 1998.

    Discovery on the issue of the Company's damages caused by Mentor Graphics' alleged infringement is not yet complete, and the Company has not presented a calculation of its damages nor made a monetary settlement demand. Mentor Graphics believes that the Company's damages would be based in significant part upon the fact that the gross amount of all of Mentor Graphics' allegedly infringing U.S. sales total only approximately $3,500,000. In addition to compensatory damages, in the event the court finds that Mentor Graphics' infringement was willful, the trial court judge has the discretion to enhance the jury award so that the total award is at most triple the amount awarded by the jury. The trial court judge also has the discretion, if he determines that the action qualifies as "an extraordinary case" (which typically requires a finding that the infringement was willful), to award the Company reasonable costs and attorneys fees.

    In October 1997, the Company also filed an action against Mentor Graphics in a German court alleging that SimExpress infringes on a German patent held by the Company (the European version of one of the patents in dispute in MENTOR GRAPHICS CORPORATION V. QUICKTURN DESIGN SYSTEMS, INC. discussed above). Mentor Graphics expects resolution in this case no earlier than late 1999.

    In February 1998, Meta Systems, Inc. ("Meta"), a subsidiary of Mentor Graphics, filed a patent infringement action against the Company in the United States District Court for the Northern District of California in San Francisco, California (META SYSTEMS, INC. AND APTIX CORPORATION V. QUICKTURN DESIGN SYSTEMS, INC.). The complaint, which is based on a patent licensed from Aptix Corporation of San Jose, California by Meta and Mentor Graphics, relates to the Company's M3000 System Realizer and seeks damages for infringement as a result of the Company's manufacture and sale of certain emulation equipment. Meta, which was joined in the suit by Aptix Corporation, plans to seek an injunction prohibiting further infringement by the Company. A trial date of July 6, 1999 has been set.

    On August 12, 1998, Mentor Graphics and Purchaser commenced litigation against the Company and the Company Board in the Court of Chancery of the State of Delaware seeking, among other things, an order (i) declaring that failure to redeem the Rights or to render the Rights inapplicable to the Offer and the Proposed Merger or to approve the Offer and the Proposed Merger would constitute a breach of the Company Board's fiduciary duties under Delaware law, (ii) invalidating the Rights or compelling the Company Board to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger, (iii) declaring that failure to approve the Offer and the Proposed Merger for purposes of Section 203 of the DGCL would constitute a breach of the Company Board's fiduciary duties under Delaware law, (iv) compelling the Company Board to approve the Offer and the Proposed Merger for purposes of Section 203 of the DGCL, (v) enjoining the Company Board from taking any actions designed to impede or which have the effect of impeding the Offer, the agent designation solicitation or the Proposed Merger and declaring that any such actions would constitute a breach of the Company Board's fiduciary duties under Delaware law,
(vi) enjoining the Company Board from taking any actions to impede, or refuse to recognize the validity of, Mentor Graphics' call of the Special Meeting, provided that Mentor Graphics has obtained Agent Designations from Company stockholders holding not less than 10% of the outstanding

Shares of the Company and (vii) enjoining the Company Board from taking any action to cause the Company to become subject to Section 2115 of the California General Corporation Law.

    Also on August 12, 1998, Mentor Graphics and Purchaser commenced litigation against the Company in the United States District Court for the District of Delaware seeking, among other things, a declaratory judgment that Mentor Graphics and Purchaser have disclosed all information required by, and are otherwise in full compliance with, the Exchange Act and any other federal securities laws, rules or regulations deemed applicable to the Offer and this Solicitation.

    On August 13, 1998, a purported class action complaint, SHAPIRO V. ANTLE, ET AL., C.A. NO. 16588, was filed in the Court of Chancery of the State of Delaware against the Company and the Company Board. On August 25, 1998, two additional purported class action complaints were filed in the Court of Chancery, YASSIN V. QUICKTURN DESIGN SYSTEMS, INC., ET AL., C.A. NO. 16603 and BROWN V. QUICKTURN DESIGN SYSTEMS, INC., ET AL., C.A. NO. 16604, respectively, asserting claims substantially identical to those brought in the SHAPIRO action. All three actions purport to be brought on behalf of the stockholders of the Company and allege that the Company Board has refused to adequately consider Mentor Graphics' proposal to acquire the Company and that the Company Board has declined to redeem the Rights Agreement in an attempt to entrench themselves in violation of their fiduciary duty to the Company's stockholders. Each action seeks an injunction requiring the Company Board to (i) consider any and all acquisition proposals and maximize stockholder value and (ii) redeem the Rights Agreement, as well as unspecified fees and costs.

    On August 25, 1998, Mentor Graphics and Purchaser filed an Amended Verified Complaint in the Court of Chancery of the State of Delaware challenging the effectiveness of the amendments to the Company Bylaws and the Rights Agreement purportedly adopted by the Company Board on August 21, 1998 on the grounds that such amendments constitute an inequitable manipulation of the corporate machinery, an unreasonable response to the Offer and Mentor Graphics' solicitation of agent designations, and an unjustified interference with the voting rights of the Company's stockholders.

    On August 25, 1998, the Company filed the Counterclaim. In the Counterclaim, the Company contends (i) that the Offer and Proposed Merger are a result of the ongoing patent litigation between Mentor Graphics and the Company and (ii) that the materials filed by Mentor Graphics and Purchaser with the Commission in connection with the Offer and Mentor Graphics' solicitation of Agent Designations contain materially false and misleading statements and omissions in violation of Sections 14(a), 14(d) and 14(e) of the Exchange Act. The Company seeks an injunction requiring Mentor Graphics and Purchaser to correct its filings and prohibiting Mentor Graphics and Purchaser from taking various actions in connection with the Offer or Mentor Graphics' solicitation of Agent Designations. See "The Proposed Acquisition, the Offer and the Proposed Merger--Conditions to the Offer."

    On August 26, 1998, Mentor Graphics and Purchaser filed a First Amended Complaint with the United States District Court for the District of Delaware which includes claims that the Schedule 14D-9 filed by the Company with the Commission in response to the Offer contained false and misleading statements in violation of Sections 14(d) and 14(e) of the Exchange Act. Specifically, the amended complaint alleges that the Company made false and misleading statements regarding its financial condition and its purported justifications for rejecting the Offer.

    On August 26, 1998, Mentor Graphics and Purchaser filed a Motion for Preliminary Injunction in the Court of Chancery of the State of Delaware seeking to enjoin the Company Board from enforcing either of the Bylaw Amendment or The Rights Agreement Amendment.

    On September 4, 1998, Mentor Graphics and Purchaser filed a Motion for Preliminary Injunction with the United States District Court for the District of Delaware seeking to compel the Company to correct the disclosures in its filings with the Commission and to enjoin the Company or any of its agents from (i) disseminating any further information or otherwise communicating with the Company's stockholders with respect to the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations and the Special Meeting or (ii) taking any action in opposition to the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations or the Special Meeting, until at least thirty days after the Company makes corrective disclosures in its filings with the Commission. The Motion also seeks to enjoin the Company and its agents from making any false and misleading statements regarding the Offer, the Proposed Acquisition, Mentor Graphics' solicitation of Agent Designations and the Special Meeting. The District Court has scheduled a hearing on both parties' cross-motions to require corrective disclosures for October 6, 1998.

    On September 4, 1998, the Court of Chancery of the State of Delaware scheduled for October 19, 20 and 23, 1998 a trial on Mentor Graphics' and Purchaser's claims regarding the validity of the Bylaw Amendment and the Rights Agreement Amendment adopted by the Company on August 21, 1998. The Court of Chancery of the State of Delaware also scheduled argument on the Company's anticipated motion for summary judgment for October 7, 1998.

    On September 8, 1998, Mentor Graphics and Purchaser filed a Motion to Dismiss Defendant's Counterclaims and an Opening Brief in support of such motion with the United States District Court for the District of Delaware seeking to dismiss the Company's Counterclaim for failure to state a claim upon which relief can be granted.

                                PROXY PROCEDURES

    On September 11, 1998, the Designated Agents called the Special Meeting by delivering to the Company Agent Designations executed by holders of greater than 10% of the Shares (including the Shares owned by Mentor Graphics) entitled to vote at the Special Meeting and by mailing notice of the Special Meeting to the stockholders of the Company. Mentor Graphics and the Company are involved in litigation regarding the date, time and record date of the Special Meeting as well as the Designated Agents' authority to call and give notice of the Special Meeting. See "The Special Meeting--Quorum and Voting" and "Legal Proceedings."

    As of August 31, 1998, Mentor Graphics and its subsidiaries had the right to vote an aggregate of 591,500 Shares. As of July 31, 1998, there were 17,922,518 Shares issued and outstanding according to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

    The Shares represented by each GOLD Proxy Card which is properly executed and returned will be voted at the Special Meeting in accordance with the instructions marked thereon. Executed but unmarked GOLD Proxy Cards will be voted FOR each of the Proposals.

    In order for your views on the Proposals to be represented at the Special Meeting, please mark, sign and date the enclosed GOLD Proxy Card and return it to Mentor Graphics, c/o MacKenzie Partners, Inc. in the enclosed envelope in time to be voted at the Special Meeting. Execution of the GOLD Proxy Card will not affect your right to attend the Special Meeting and to vote in person.

    Any proxy (including a proxy given to the Company) may be revoked at any time before it is voted by (a) submitting a duly executed new proxy bearing a later date, (b) attending and voting in person at the Special Meeting or (c) at any time before a previously executed proxy is voted, giving written notice of revocation to either (i) Mentor Graphics, c/o MacKenzie Partners, Inc. 156 Fifth Avenue, New York, New York 10010, or (ii) Quickturn Design Systems, Inc., 55 W. Trimble Road, San Jose, California 95131. Mentor Graphics requests that a copy of any revocation sent to the Company also be sent to Mentor Graphics c/o MacKenzie at the above address. Merely attending the Special Meeting will not revoke any previous proxy which has been duly executed by you. The GOLD Proxy Card furnished to you by Mentor Graphics, if properly executed and delivered, will revoke all prior proxies. Only your latest dated proxy for the Special Meeting will count.

    Only holders of record as of the close of business on the Record Date will be entitled to vote. If you are a stockholder of record on the Record Date, you will retain your voting rights for the Special Meeting even if you sell such Shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote such Shares on GOLD Proxy Card, even if you sell such Shares after the Record Date.

    If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GOLD Proxy Card.

    If you have any questions regarding execution of your GOLD Proxy Card or require assistance, please contact MacKenzie at (800) 322-2885 (toll-free) or
(212) 929-5500 (call collect).

    MENTOR GRAPHICS URGES YOU TO MARK, SIGN, DATE AND RETURN THE GOLD PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES.

          CERTAIN INFORMATION CONCERNING MENTOR GRAPHICS AND PURCHASER

    Mentor Graphics manufactures, markets and supports software and hardware electronic design automation ("EDA") products and provides related services which enable engineers to design, analyze, simulate, model, implement and verify the components of electronic systems. In 1996, Mentor Graphics expanded its product offerings beyond traditional EDA to include (1) intellectual property products and services intended to increase design efficiency by delivering standard, reusable functions for the design of hardware components and (2) embedded software development and system verification tools intended to shorten product time-to-market by allowing for simultaneous development and testing of hardware and embedded software. Mentor Graphics markets its products primarily to large companies in the communications, computer, semiconductor, consumer electronics, aerospace and transportation industries. Customers use Mentor Graphics' software in the design of such diverse products as supercomputers, automotive electronics, telephone-switching systems, cellular base stations and handsets, computer network hubs and routers, signal processors and personal computers. Mentor Graphics licenses its products primarily through its direct sales force in North America, Europe and Asia and through distributors in territories where the volume of business does not warrant a direct sales presence. Mentor Graphics was incorporated in Oregon in 1981 and its common stock is traded on the Nasdaq National Market under the symbol "MENT." Mentor Graphics' executive offices are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

    Purchaser is a newly incorporated Delaware corporation and a wholly owned subsidiary of Mentor Graphics which to date has not conducted any business other than in connection with the Offer and the Proposed Merger. Purchaser's principal offices are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

    Mentor Graphics is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports relating to its business, financial condition and other matters. Comprehensive information concerning Mentor Graphics is included in Mentor Graphics' Form 10-K for the year ended December 31, 1997 (the "Mentor Graphics Form 10-K"), Mentor Graphics' Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (the "Mentor Graphics Form 10-Qs") and other documents filed by Mentor Graphics with the Commission. Such reports and other documents should be available for inspection at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street, (Suite 1400), Chicago, IL 60661. The Commission also maintains an Internet site on the World Wide Web at http:// www.sec.gov that contains reports, proxy statements and other information. Copies of the Mentor Graphics Form 10-K, the Mentor Graphics Form 10-Qs and Mentor Graphics' other filings with the Commission should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Mentor Graphics Form 10-K, the Mentor Graphics Form 10-Qs and Mentor Graphics' other filings with the Commission are also available for inspection at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

    Information about the directors and certain employees of Mentor Graphics and Purchaser and certain other representatives of Mentor Graphics who may assist MacKenzie in soliciting proxies is set forth in the attached Annex I. Annex II sets forth certain information relating to Shares owned by Mentor Graphics, Purchaser, the Nominees, such directors, employees and other representatives, and certain transactions between any of them and the Company.

                               DISSENTERS' RIGHTS

    Stockholders of the Company are not entitled to dissenters' rights in connection with the Offer or the Proposals.

    If the Proposed Merger is consummated involving all or part cash consideration, holders of Shares will have certain rights pursuant to the provisions of Section 262 of the DGCL to dissent and demand appraisal of their Shares in connection with the Proposed Merger. Under Section 262, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Shares (exclusive of any element of value arising from the accomplishment or expectation of the Proposed Merger) and to receive payment of such fair value in cash, together with a fair rate of interest, if any. Any such judicial determination of the fair value of the Shares could be based upon factors other than, or in addition to , the price per share to be paid in the Proposed Merger or the market value of the Shares. The value so determined could be more or less than the price per share to be paid in the Proposed Merger.

    Dissenters' rights cannot be exercised at this time. Stockholders who may be entitled to dissenters' rights in connection with the Proposed Merger (or similar business combination) will receive additional information concerning any available dissenters' rights and the procedures to be followed in connection therewith before the stockholders have to take any action relating thereto.

    EXECUTING A GOLD PROXY CARD IN FAVOR OF THE PROPOSALS WILL NOT PREVENT A STOCKHOLDER FROM DEMANDING APPRAISAL OF HIS OR HER SHARES IN CONNECTION WITH THE PROPOSED MERGER.

                            SOLICITATION OF PROXIES

    Proxies may be solicited by mail, advertisement, telephone, telecopy, in person or by other means. The proxies solicited hereby are solicited by Mentor Graphics. Solicitations may be made by directors, officers, investor relations personnel and other employees of Mentor Graphics, none of whom will receive additional compensation for such solicitations. Mentor Graphics will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. Mentor Graphics will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

    Mentor Graphics has retained MacKenzie for advisory, information agent and proxy solicitation services in connection with the Offer, this Solicitation and the proposed Special Meeting. MacKenzie will be paid a fee estimated at $100,000, and will be reimbursed for its reasonable out-of-pocket expenses in connection with this Solicitation. Mentor Graphics has also agreed to indemnify MacKenzie against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. MacKenzie will solicit proxies from individuals, brokers, bank nominees and other institutional holders. It is anticipated that approximately 50 persons will be utilized by MacKenzie in its solicitation efforts, which may be made by telephone, telegram, facsimile and in person.

    Salomon Smith Barney is acting as Dealer Manager in connection with the Offer and as financial advisor to Mentor Graphics in connection with Mentor Graphics' effort to acquire the Company. Mentor Graphics has agreed to pay to Salomon Smith Barney a fee of $2.4 million if the Offer and the Proposed Merger or a similar acquisition transaction is consummated or a fee of $600,000 if, following commencement of the Offer, no such acquisition transaction is consummated. Mentor Graphics has also agreed to pay to Salomon Smith Barney 10% of certain proceeds received by Mentor Graphics from the sale of the Shares owned by Mentor Graphics in the event the Offer and the Proposed Merger or a similar acquisition transaction is not consummated. In the event Mentor Graphics receives a termination, topping or similar fee following the termination or abandonment of a proposed acquisition transaction, Mentor Graphics has also agreed to pay to Salomon Smith Barney 10% of the excess (if any) of such fee over Mentor Graphics' out-of-pocket expenses in connection with such proposed acquisition transaction. Mentor Graphics has also agreed to reimburse Salomon Smith Barney for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, and to indemnify Salomon Smith Barney and certain related persons against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

    Salomon Smith Barney is a service mark of Smith Barney Inc. Salomon Brothers Inc and Smith Barney Inc. are affiliated but separately registered broker/dealers under common control of Salomon Smith Barney Holdings Inc. Salomon Brothers Inc and Salomon Smith Barney Holdings Inc. have been licensed to use the Salomon Smith Barney service mark.

    In connection with Salomon Smith Barney's engagement as financial advisor, Mentor Graphics anticipates that certain employees of Salomon Smith Barney may communicate in person, by telephone or otherwise with institutions, brokers or other persons who are stockholders of the Company for the purpose of assisting in the solicitation of proxies. Salomon Smith Barney will not receive any fee for or in connection with such solicitation activities by employees of Salomon Smith Barney apart from the fees it is otherwise entitled to receive as described above.

    Mentor Graphics estimates that total costs relating to the Offer, the solicitation of Agent Designations and the solicitation of proxies for approval of the Proposals, including expenditures for attorneys, accountants, financial advisors, proxy solicitors, public relations advisors, printing, advertising, postage, litigation and related expenses and filing fees, other than payment for Shares pursuant to the Offer, are expected to aggregate approximately $10 million, including fees payable to MacKenzie and Salomon Smith Barney. As of August 31, 1998, Mentor Graphics had spent approximately $3.5 million of such total estimated expenditures.

                             ADDITIONAL INFORMATION

    Set forth on Annex III hereto is certain information relating to each person who, based on publicly available information, owns beneficially more than 5% of the shares of Company Common Stock and information relating to the ownership of Company Common Stock by directors and executive officers of the Company.

    The information concerning the Company contained in this Proxy Statement and the Annexes attached hereto has been taken from, or is based upon, publicly available documents and records on file with the Commission and other public sources. Neither Mentor Graphics nor Purchaser assumes any responsibility for the accuracy or completeness thereof or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Mentor Graphics and Purchaser. Mentor Graphics and Purchaser have not had access to the books and records of the Company.

    PLEASE INDICATE YOUR SUPPORT OF THE PROPOSALS BY COMPLETING, SIGNING AND DATING THE ENCLOSED GOLD PROXY CARD AND RETURN IT PROMPTLY TO MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010 IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                                    ANNEX I

         INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EMPLOYEES OF
          MENTOR GRAPHICS AND OTHER REPRESENTATIVES OF MENTOR GRAPHICS

    Set forth in the tables below are the present principal occupation or employment, and the name, principal business and address of any corporation or organization in which such employment is carried on, for the directors and certain employees of Mentor Graphics and certain other representatives of Mentor Graphics, other than the Nominees, who may also solicit proxies from the stockholders of the Company. The principal business address of Mentor Graphics is 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

             THE DIRECTORS AND CERTAIN EMPLOYEES OF MENTOR GRAPHICS

                                                                    PRESENT PRINCIPAL OCCUPATION AND
NAME                                  TITLE                           FIVE YEAR EMPLOYMENT HISTORY
--------------------------  --------------------------  ---------------------------------------------------------
Walden C. Rhines..........  President,                  Dr. Rhines has served as Director, President and Chief
                            Chief Executive Officer     Executive Officer of Mentor Graphics since 1993. From
                            and Director                1972 to 1993, Dr. Rhines was employed by Texas
                                                        Instruments Incorporated where his duties included
                                                        Executive Vice President of Texas Instruments
                                                        Semiconductor Group. Dr. Rhines is also a director of
                                                        Cirrus Logic, Inc. and Triquint Semiconductor, Inc.

Gregory K. Hinckley.......  Executive Vice President,   Mr. Hinckley has served as Executive Vice President,
                            Chief Operating Officer     Chief Operating Officer and Chief Financial Officer of
                            and Chief Financial         Mentor Graphics since 1997. From 1995 until 1996, Mr.
                            Officer                     Hinckley was Senior Vice President of VLSI Technology,
                                                        Inc. From 1992 until 1996, Mr. Hinckley was Vice
                                                        President, Finance and Chief Financial Officer of VLSI.
                                                        Mr. Hinckley is also a director of OEC Medical Systems,
                                                        Inc. and Amkor Technology, Inc.

G. M. "Ken" Bado..........  Senior Vice President,      Mr. Bado has served as Senior Vice President, World Trade
                            World Trade                 of Mentor Graphics since 1996. Mr. Bado was Vice
                                                        President of the Americas of Mentor Graphics from 1994 to
                                                        1996. In 1996, Mr. Bado also held the position of Vice
                                                        President and General Manager, Professional Services of
                                                        Mentor Graphics. From 1991 to 1994, Mr. Bado was the
                                                        Southern Area General Manager for North American Sales of
                                                        Mentor Graphics.

Dean Freed................  Vice President,             Mr. Freed has served as Vice President, General Counsel
                            General Counsel and         and Secretary of Mentor Graphics since 1995. Mr. Freed
                            Secretary                   served as Deputy General Counsel and Assistant Secretary
                                                        of Mentor Graphics from 1994 to 1995 and was Associate
                                                        General Counsel and Assistant Secretary of Mentor
                                                        Graphics from 1990 to 1994.

                                                                    PRESENT PRINCIPAL OCCUPATION AND
NAME                                  TITLE                           FIVE YEAR EMPLOYMENT HISTORY
--------------------------  --------------------------  ---------------------------------------------------------
Dennis Weldon.............  Treasurer                   Mr. Weldon has served as Treasurer and Director of
                                                        Business Development of Mentor Graphics since 1996. Mr.
                                                        Weldon served as Director of Business Development of
                                                        Mentor Graphics from 1994 to 1996 and Director of Finance
                                                        for Product Operations of Mentor Graphics from 1992 to
                                                        1994.

Anne Wagner...............  Vice President,             Ms. Wagner has served as Vice President, Marketing of
                            Marketing                   Mentor Graphics since June 1998. From 1996 to 1998, Ms.
                                                        Wagner was Vice President of Corporate Marketing for the
                                                        SunSoft operating company of Sun Microsystems, Inc. From
                                                        1977 to 1996, Ms. Wagner was employed by National
                                                        Semiconductor Corporation where her duties included Vice
                                                        President, Marketing and Communications.

Jon A. Shirley............  Director                    Mr. Shirley has served as Chairman of the Board of
                                                        Directors of Mentor Graphics since 1994 and as a Director
                                                        of Mentor Graphics since 1989. Mr. Shirley's principal
                                                        occupation is private investment. Mr. Shirley served as
                                                        President and Chief Operating Officer of Microsoft
                                                        Corporation from 1983 to 1990. Mr. Shirley is currently a
                                                        director of Microsoft Corporation.

Marsha B. Congdon.........  Director                    Ms. Congdon has served as a Director of Mentor Graphics
                                                        since 1991. Since 1997, Ms. Congdon's principal
                                                        occupation has been private investment. Ms. Congdon
                                                        served as Vice President, Policy and Strategy of US West
                                                        Inc. from 1994 to 1997 and from 1992 to 1994, she served
                                                        as Regional Vice President and Chief Executive
                                                        Officer-Oregon of US West. From 1987 to 1992, Ms. Congdon
                                                        served as Vice President and Chief Executive
                                                        Officer--Oregon of US West Inc.

James R. Fiebiger.........  Director                    Dr. Fiebiger has served as a Director of Mentor Graphics
                                                        since 1994. Dr. Fiebiger has been President and Chief
                                                        Executive Officer of Gatefield Corp. since 1997. From
                                                        1993 to 1997, Dr. Fiebiger served as Chairman of the
                                                        Board and Managing Director of Thunderbird Technologies,
                                                        Inc. and from 1988 to 1993, he served as President and
                                                        Chief Operating Officer of VLSI. Dr. Fiebiger is also a
                                                        director of Thunderbird Technologies, Inc.

                                                                    PRESENT PRINCIPAL OCCUPATION AND
NAME                                  TITLE                           FIVE YEAR EMPLOYMENT HISTORY
--------------------------  --------------------------  ---------------------------------------------------------
David A. Hodges...........  Director                    Dr. Hodges has served as a Director of Mentor Graphics
                                                        since 1995. Dr. Hodges is a Professor in the Graduate
                                                        School of the Department of Electrical Engineering and
                                                        Computer Science at the University of California at
                                                        Berkeley (UC Berkeley) where he has been a faculty member
                                                        since 1970. Dr. Hodges was Dean of the College of
                                                        Engineering at UC Berkeley from 1990 to 1996. Dr. Hodges
                                                        is also a director of Silicon Image, Inc.

Fontaine K. Richardson....  Director                    Dr. Richardson has served as a Director of Mentor
                                                        Graphics since 1993. Dr. Richardson has been a General
                                                        Partner of Eastech Management Company since 1983. Dr.
                                                        Richardson is also a director of Banyan Systems
                                                        Incorporated.

        OTHER REPRESENTATIVES OF MENTOR GRAPHICS WHO MAY SOLICIT PROXIES

    Although Salomon Smith Barney does not admit that it or any of its directors, officer, employees or affiliates is a "participant," as defined in
Schedule 14A promulgated by the Commission under the Exchange Act, or that
Schedule 14A requires the disclosure of certain information concerning them, the following employees of Salomon Smith Barney may assist Mentor Graphics in soliciting proxies from the Company's stockholders. The principal business address of each Salomon Smith Barney employee named below is Salomon Brothers Inc., Seven World Trade Center, New York, NY 10048.

                                                                                      PRESENT PRINCIPAL
NAME                                                                              OCCUPATION OR EMPLOYMENT
--------------------------------------------------------------------------  -------------------------------------
Christopher Varelas.......................................................                Director
Adam M. Berger............................................................             Vice President
Richard Gallivan..........................................................             Vice President
Gregory J. Dalvito........................................................                Associate
Maurizio Cortese..........................................................            Financial Analyst

                                    ANNEX II

                            BENEFICIAL OWNERSHIP OF
          COMPANY SHARES BY MENTOR GRAPHICS, PURCHASER, THE NOMINEES,
            THE DIRECTORS AND CERTAIN EMPLOYEES OF MENTOR GRAPHICS,
                  AND OTHER REPRESENTATIVES OF MENTOR GRAPHICS

    On August 11, 1998, Mentor Graphics transferred record ownership of 100 Shares to the Purchaser. In addition, on the date hereof, Mentor Graphics beneficially owns, directly or indirectly, an aggregate of 791,500 Shares, including the 100 Shares held of record by Purchaser and the Shares issuable upon exercise of the Warrant described below (representing beneficial ownership of 4.4% of the Shares outstanding as of July 31, 1998, according to the Company's Form 10-Q for the quarter ended June 30, 1998). Mentor Graphics is the holder of a warrant to acquire 200,000 shares of Company Common Stock at an exercise price of $30.00 per share (the "Warrant"). The Warrant was issued on February 28, 1992 in connection with the sale by Mentor Graphics to the Company of a patent covering certain emulation technology and related assets and expires on February 27, 2000. Mentor Graphics and the Company entered into a registration rights agreement on February 28, 1992 which provides for the registration of the shares issuable upon exercise of the Warrant at such time as the Company proposes to register any of its stock or other securities under the Securities Act, subject to certain limitations set forth therein. While Mentor Graphics may beneficially own the Shares issuable upon exercise of the Warrant, Mentor Graphics does not intend to exercise the Warrant because the exercise price of $30.00 per share far exceeds the current market value of the Shares. The Shares now owned by Mentor Graphics and Purchaser were purchased in the transactions described in Annex IV hereto.

    Mentor Graphics is the holder of an unsecured subordinated promissory note of the Company dated September 29, 1993 (the "Promissory Note"), issued in connection with the termination of a Remarketing Agreement between Mentor Graphics and PiE Design Systems, Inc., which merged with the Company in June 1993. Pursuant to the terms of the Promissory Note, the Company agreed to pay Mentor Graphics the principal sum of $3,000,000 together with interest on the outstanding principal sum at a rate of four percent (4%) per annum, in five equal installments commencing on September 30, 1994. The final installment of $600,000 under the Promissory Note is due and payable on September 30, 1998.

    Jon A. Shirley and his wife are general partners of The Shirley Family Limited Partnership, which, in turn, is a limited partner of The Fallen Angel Limited Partnership. The Fallen Angel Limited Partnership is the record owner of 184,500 Shares. Mr. Shirley and his wife disclaim beneficial ownership of such Shares.

    In the ordinary course of its brokerage business, Salomon Smith Barney trades securities of the Company and has engaged in numerous transactions for its own account and for the accounts of its customers during the past two years. The number of such transactions for Salomon's own account during this period is approximately 7,400. Accordingly, it is impracticable to list each such transaction.

    Except as otherwise set forth in this Annex II, neither Mentor Graphics, Purchaser, the Nominees nor any of the other participants in this Solicitation,
(i) is the beneficial or record owner of any Shares, (ii) has purchased or sold any Shares within the past two years, borrowed any funds for the purpose of acquiring or holding any Shares, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any Shares, or (iii) was in the past ten years convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

    Except as disclosed in this Proxy Statement, none of Mentor Graphics, Purchaser, their directors, the Nominees, the employees or other representatives of Mentor Graphics or Purchaser named in Annex I, or, to their best knowledge, their associates, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to future transactions to which the Company or any of its affiliates will or may be a party, or any material interest, direct or indirect, in any transaction that has occurred since January 1, 1997, or any currently proposed transaction or series of similar transactions, which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000. Certain Nominees, directors and employees of Mentor Graphics or Purchaser and/or their respective associates may also be directors or officers of other companies and organizations that have engaged in transactions with the Company or its subsidiaries in the ordinary course of business since January 1, 1997, but Mentor Graphics and Purchaser believes that the interest of such persons in such transactions is not material.

                                   ANNEX III

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                    AND MANAGEMENT OF THE COMPANY AS A GROUP

    The following table sets forth, based on the Company's 1998 Proxy Statement, the security ownership of certain persons who have advised the Company that as of February 25, 1998 each "beneficially" owned more than 5% of the outstanding Shares and the beneficial ownership of Shares by all directors and officers of the Company and its subsidiaries as a group as of February 25, 1998.

                                                                            AMOUNT AND NATURE OF
                                                                                 BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                            OWNERSHIP(1)       PERCENT OF CLASS
-------------------------------------------------------------------------  ----------------------  -----------------
Kopp Investment Advisors, Inc. (2).......................................          2,597,975(3)             14.6%(3)
  7701 France Avenue South, Suite 500
  Edina, MN 55435
State of Wisconsin Investment Board (2)..................................          1,149,500(4)              6.5%(4)
  121 East Wilson Street
  Madison, WI 53707
All directors and executive officers as a group (20 persons)(5)..........          2,710,805                14.4%

------------------------

(1) The number and percentage of shares beneficially owned is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any share which the individual has the right to acquire within sixty days of February 25, 1998 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2) This information was obtained from filings made with the Commission pursuant to Sections 13(d) or 13(g) of the Exchange Act.

(3) Subsequent to the Company's 1998 Proxy Statement, Kopp Investment Advisors, Inc. ("Kopp") filed with the Commission a Form 13F which stated that, as of June 30, 1998, Kopp beneficially owned approximately 2,312,000 Shares.

(4) Subsequent to the Company's 1998 Proxy Statement, the State of Wisconsin Investment Board ("SWIB") filed with the Commission a Schedule 13G on August 5, 1998 which stated that SWIB beneficially owned 2,101,500 Shares, representing 11.8% of the outstanding Shares.

(5) Includes options to purchase 1,117,064 shares of Common Stock exercisable within sixty days of February 25, 1998.

    Although Mentor Graphics does not have any knowledge that would indicate that any statements contained herein are untrue, Mentor Graphics does not take any responsibility for the accuracy or completeness of the information contained herein, or for any failure by the Company to disclose events that may have occurred or which may affect the significance or accuracy of any such information but which are unknown to Mentor Graphics.

                                    ANNEX IV

                     TRANSACTIONS IN SHARES OF THE COMPANY
                               BY MENTOR GRAPHICS

    Purchases and (sales) of Company Common Stock since August 1996 were made by Mentor Graphics as shown below:

  DATE     SHARES PURCHASED   PURCHASE PRICE

  6/19/98         10,000         $   7.150
  6/22/98          7,000         $   7.500
  6/23/98         29,000         $   7.483
  6/24/98         15,000         $   7.438
  6/25/98         20,000         $   7.438
  6/26/98         10,000         $   7.350
  6/29/98          7,500         $   7.313
   7/1/98          3,500         $   7.313
   7/2/98          2,500         $   7.500
   7/6/98          9,000         $   7.403
   7/7/98         25,000         $   7.625
   7/8/98          9,000         $   7.590
   7/9/98         12,500         $   7.563
  7/13/98         10,000         $   7.938
  7/14/98        137,000         $   7.865
  7/15/98         50,000         $   7.622
  7/17/98         25,000         $   7.813
  7/20/98         10,000         $   7.750
  7/21/98         12,000         $   7.688
  7/22/98         46,000         $   7.565
  7/23/98         10,000         $   7.625
  7/27/98          5,000         $   7.688
  7/28/98          6,000         $   7.750
  7/31/98         50,000         $   7.788
   8/3/98         18,000         $   7.653
   8/4/98         30,000         $   7.521
   8/5/98         20,000         $   7.438
  8/10/98          2,500         $   7.500

                                    ANNEX V

                FORM OF PROPOSED AMENDMENT TO THE COMPANY BYLAWS

Section 3.2 of Article III would be amended in its entirety to read as follows:

    "The authorized number of directors of the Corporation shall be five (5). No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

                                    ANNEX VI
                    FORM OF PROPOSED STOCKHOLDER RESOLUTION

    Mentor Graphics intends to present the following stockholder resolution for adoption by the Company's stockholders at the Special Meeting:

    "Resolved: That each provision of the bylaws of Quickturn Design Systems,
               Inc. or any amendment thereto adopted by the Board of Directors of Quickturn Design Systems, Inc. subsequent to March 30, 1998 and prior to approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved."

                                   IMPORTANT

    Your proxy is important. No matter how many Shares you own, please give Mentor Graphics your proxy FOR the Proposals by:

       1.  SIGNING the enclosed GOLD PROXY CARD,

       2.  DATING the enclosed GOLD PROXY CARD,

       3. MAILING the enclosed GOLD PROXY CARD TODAY in the envelope provided (no postage is required if mailed in the United States).

    If you hold your Shares in the name of one or more brokerage firms, banks, nominees or other institution, only they can sign a GOLD PROXY CARD with respect to your Shares, and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD PROXY CARD.

    If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie at the address set forth below.

                                     [LOGO]

                                156 Fifth Avenue

                            New York, New York 10010

                         (212) 929-5500 (call collect)

                                       or

                         CALL TOLL-FREE: (800) 322-2885

                              FAX: (212) 929-0308

                               SUPPLEMENT TO THE
                                PROXY STATEMENT
                                       OF
                          MENTOR GRAPHICS CORPORATION
                                     FOR A
                       SPECIAL MEETING OF STOCKHOLDERS OF
                         QUICKTURN DESIGN SYSTEMS, INC.

                                                              September 15, 1998

To the Stockholders of Quickturn Design Systems, Inc.:

    This Supplement to the Proxy Statement of Mentor Graphics Corporation (the "Supplement") amends and supplements the Proxy Statement dated September 11, 1998 of Mentor Graphics Corporation (the "Proxy Statement"). Except as otherwise set forth in this Supplement, the terms and conditions set forth in the Proxy Statement remain applicable in all respects, and this Supplement should be read in conjunction with the Proxy Statement. Unless the context requires otherwise, terms not defined herein have the meaning ascribed to them in the Proxy Statement.

    The information set forth on pages 4 and 5 of the Proxy Statement under the heading "The Special Meeting--The Proposals--Repeal of Bylaws or any Amendment thereto Adopted Subsequent to March 30, 1998 and Prior to the Effectiveness of the Proposals" is amended and supplemented with the following information:

    As you know, Mentor Graphics is involved in patent, disclosure, corporate and fiduciary duty litigation with the Company and its directors. One aspect of the corporate litigation is the validity of the Company Board's amendment to
Section 2.3 of the Company Bylaws purportedly adopted on August 21, 1998 (the "Bylaw Amendment") which, if valid, would have the effect of delaying beyond October 29, 1998 the date of the Special Meeting which Mentor Graphics has called. According to the Amended and Supplemental Counterclaims that the Company filed with the United States District Court for the District of Delaware on September 14, 1998, the Special Meeting "could be held only at a time and date set by the directors of Quickturn, which under the Bylaws would have to be between December 10, 1998 and December 20, 1998 (i.e., 90 to 100 days after holders purportedly requested such a meeting)."
    While Mentor Graphics has selected October 29, 1998 as the date of the Special Meeting based on its understanding of the Company Bylaws prior to August 21, 1998, the date of the Special Meeting will be resolved based on the rulings of the federal and state courts. Proceedings regarding and disclosure concerning Mentor Graphics' claim as to the invalidity of the Bylaw Amendment, the hearings for which are scheduled to be held before the Delaware state and federal courts in October 1998, could result in a delay of the Special Meeting until after the dates specified by Mentor Graphics and the Company.

    Mentor Graphics continues to stand ready to negotiate with the Company and urges you to vote the GOLD Proxy Card in favor of the Proposals to send a message to the Company Board to stop needlessly delaying the consummation of the Offer.

    YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW OR HOW MANY SHARES YOU OWN. MENTOR GRAPHICS URGES YOU TO MARK, SIGN AND DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TO VOTE FOR THE PROPOSALS.

    A VOTE FOR THE PROPOSALS WILL ENABLE YOU--AS THE OWNERS OF THE COMPANY--TO SEND A MESSAGE TO THE COMPANY BOARD THAT YOU ARE IN FAVOR OF A SALE OF THE COMPANY TO MENTOR GRAPHICS.

    If you have any questions about executing or delivering your GOLD Proxy Card or require assistance, please contact:

                        [MACKENZIE PARTNERS, INC. LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE: (800) 322-2885
                              FAX: (212) 929-0308

                                                                       EXHIBIT B

                       [MENTOR GRAPHICS CORPORATION LOGO]

                                                              September 11, 1998

Dear Quickturn Stockholder:

    For the past month, we have stood ready to discuss our $12.125 per share all-cash, premium offer with the Quickturn Board of Directors. Rather than even discuss this full and fair offer, we believe the Quickturn Board has taken actions to entrench themselves and prevent you from realizing the benefits of our offer.

    Their actions to entrench themselves have forced us to take the steps necessary to call a special meeting to vote on replacing the Quickturn Board of Directors. We are pleased that we have received more than the requisite level of support from the stockholders of Quickturn to call a Special Meeting for October 29, 1998.

    WE NEED YOUR SUPPORT BECAUSE WE BELIEVE THAT THE QUICKTURN BOARD WILL ONLY MEET WITH US IF YOU SEND THEM A MESSAGE BY GIVING US YOUR VOTE.

    In deciding whether it is time to replace the Quickturn Board, consider for yourself the actions the Quickturn Board took two weeks after we made our offer:

    - The Board amended its "dead hand poison pill" to make it impossible for a new board elected by a majority of Quickturn's stockholders to take the steps necessary to approve Mentor's all-cash offer and related merger proposal--FOR AT LEAST SIX MONTHS AFTER THE SPECIAL MEETING ELECTION.

    - The Board also adopted certain anti-takeover bylaw amendments which impose a minimum delay of 90 to 100 days before stockholders can vote to remove the Board that is opposing Mentor's offer-- EVEN IF STOCKHOLDERS REPRESENTING A MAJORITY OF QUICKTURN'S STOCKHOLDERS FULLY SUPPORT THAT OFFER.

    - THE EFFECT OF THESE DESPERATE ANTI-TAKEOVER TACTICS IS TO DELAY GREATLY CONSUMMATION OF OUR OFFER AND SUBJECT QUICKTURN STOCKHOLDERS TO UNREASONABLE AND UNNECESSARY MARKET AND BUSINESS RISK.

     TO SUPPORT MENTOR'S OFFER AND ENCOURAGE THE QUICKTURN BOARD TO STOP WASTING
                   TIME AND YOUR MONEY, VOTE THE GOLD PROXY TODAY!

    While we are seeking to have the Board's actions invalidated in the Delaware courts, we need your support to send the Board a message to stop wasting your money by entrenching themselves and raising roadblocks to our offer.

VOTE THE GOLD PROXY CARD TO REPLACE QUICKTURN'S BOARD, TELL THEM JUST SAYING NO
                     TO OUR OFFER IS JUST NOT GOOD ENOUGH!

    We believe that Quickturn's Board and management have had more than enough time to implement a successful business plan for the benefit of its stockholders. IN OUR OPINION, THEY HAVE FAILED TO DELIVER VALUE:

    - Quickturn has generated earnings per share SIGNIFICANTLY BELOW CONSENSUS ANALYST ESTIMATES in three of the last four quarters.

    - QUICKTURN'S EARNINGS HAVE DECLINED EACH YEAR SINCE 1996.

    - Following a less than one percent revenue increase in 1997, Quickturn revenues for the first six months of 1998 have actually declined from the comparable 1997 period.

    HOW CAN THE QUICKTURN BOARD CLAIM THAT OUR OFFER OF $12.125 PER SHARE IS "INADEQUATE" WHEN, LESS THAN A MONTH BEFORE OUR OFFER COMMENCED, THE BOARD ITSELF LOWERED THE EXERCISE PRICE OF ALL 1.9 MILLION EMPLOYEE STOCK OPTIONS TO $7.44 PER SHARE? We believe the Quickturn Board would only have taken this drastic action if it believed that the Company's business had been significantly impaired and that the options as repriced accurately reflected fair market value.

    - THE PRIMARY BENEFICIARIES OF THIS REPRICING WERE THE COMPANY'S SENIOR MANAGERS.

    - OBVIOUSLY, STOCKHOLDERS CANNOT REPRICE THEIR SHARES.

                      IF THE BOARD WON'T NEGOTIATE WITH MENTOR,
                       WE BELIEVE IT IS TIME TO REPLACE THEM!

    We urge you to read our enclosed proxy materials, which discusses the four proposals that we are asking you to vote FOR at the Special Meeting. If the nominees are elected, Mentor Graphics expects that, subject to their fiduciary duties to all stockholders, the nominees will take the steps necessary to facilitate your ability to accept Mentor's all-cash offer at the earliest practicable date.

    Unless we are successful in overturning the anti-takeover impediments erected by the current Board, you may be forced to wait more than nine months to get the $12.125 per share in cash that we are offering today.

    The five nominees we are nominating are: Gideon Argov, Chairman, President and CEO of Kollmorgen Corporation; Scott H. Bice, Dean of the University of Southern California Law Center; Harry L. Demorest, Chief Executive Officer of Columbia Forest Products, Inc.; C. Scott Gibson, President of Gibson Enterprises; and Michael J.K. Savage, Managing Director of the San Francisco Opera and founder and former President of Savage Petroleum Company.

   WE URGE YOU TO VOTE YOUR GOLD PROXY EARLY TO SEND A STRONG MESSAGE TO THE
        EXISTING DIRECTORS THAT YOU WANT ACTION NOW--NOT IN NINE MONTHS!

    We appreciate your prompt consideration of this extremely important vote. We believe our offer is good for stockholders and good for the customers and the employees of both companies.

                                          Sincerely,

                                          /s/ Dr. Walden C. Rhines

                                          Dr. Walden C. Rhines
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

If you have any questions or need assistance in completing the GOLD proxy card, please contact:

                                     [LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
           CALL TOLL-FREE (800) 322-2885 OR (212) 929-5500 (COLLECT)

                                                                       EXHIBIT C

                       [MENTOR GRAPHICS CORPORATION LOGO]

                                                              September 15, 1998

Dear Quickturn Stockholder:

    On September 11, 1998, we commenced mailing to Quickturn stockholders important proxy materials regarding a Special Meeting of stockholders which we had taken the steps to call for October 29, 1998.

    The enclosed supplements the information discussed on pages 4 and 5 of the proxy materials.

    Please review the enclosed supplement together with our earlier proxy materials.

    WE URGE YOU TO VOTE YOUR GOLD PROXY EARLY TO SUPPORT MENTOR'S $12.125 ALL CASH OFFER. BY VOTING NOW YOU WILL BE SENDING THE QUICKTURN BOARD A STRONG MESSAGE TO STOP WASTING TIME AND MONEY ON EXPENSIVE LITIGATION AND ENTRENCHMENT TACTICS.

    We appreciate your prompt consideration of this extremely important vote. We believe our offer is good for stockholders and good for customers and employees of both companies.

                                          Sincerely,

                                          /s/ Walden C. Rhines

                                          Dr. Walden C. Rhines
                                          President and
                                            Chief Executive Officer

If you have any questions or need assistance in completing the GOLD proxy card, please contact:

                        [MACKENZIE PARTNERS, INC. LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
           CALL TOLL-FREE (800) 322-2885 OR (212) 929-5500 (COLLECT)

                                                                       EXHIBIT D

                                                              September 25, 1998

The Board of Directors
Quickturn Design Systems, Inc.
55 West Trimble Road
San Jose, California 95131

Gentlemen:

    When I met with your Chairman, Glen Antle, on August 11, 1998--at a meeting requested by Mr. Antle--I proposed that Mentor Graphics acquire Quickturn in a $12.125 per share, all-cash transaction. This price represented a greater than 50% premium over Quickturn's closing stock price on that date. As I stated at that time, we are prepared to negotiate a transaction with Quickturn and to consider an increased offer if due diligence shows greater value.

    In the nearly six weeks since that meeting, we have stood ready to negotiate a transaction with you and have made repeated efforts to arrange a meeting for that purpose. These efforts include my personal calls to Mr. Antle and to Keith Lobo, Quickturn's chief executive officer, calls from our investment bankers to your investment bankers, and calls from our counsel to your counsel.

    For example, one of my attempts to call Mr. Lobo occurred on Friday, August 28, when I left my office number as well as home number for the weekend. Mr. Lobo's only response was a message he left on voicemail--at half-past midnight on August 31--saying that he would be out of town that week and "perhaps" would get back to me thereafter.

    Similarly, when one of your own outside advisers suggested that I make another call, I called Mr. Antle on September 4. Mr. Antle's response was simply that he would get back to me.

    Despite all our efforts, neither Mr. Antle nor Mr. Lobo has called me to arrange a meeting.

    Instead, in our opinion, your actions throughout the six-week period have been to erect barriers to our all-cash, premium offer, to entrench the Board and management, and to ignore the best interests of your stockholders.

    Specifically, after the commencement of our offer, you adopted new bylaw amendments which, if valid, would take away for more than 90 days your stockholders' ability to replace the current Quickturn directors, thus blocking the stockholders' ability to decide for themselves the merits of our offer.

    Furthermore, after the commencement of our offer, you amended Quickturn's poison pill, an action which, if upheld, would make it impossible as a practical matter for Mentor to purchase shares from your stockholders for an additional six months after these same stockholders are finally given the opportunity to replace Quickturn's Board of Directors to facilitate our offer.

    If your entrenchment efforts are successful (we believe that the Delaware court will strike them down), you will prevent your stockholders for a period of more than 270 days--nine months--from accepting an offer that we believe they want the right to accept today. Why are you going to such lengths to prevent your own stockholders from exercising their right to accept our offer? Are you simply afraid of the choice they would make?

    It would be bad enough if your efforts to stonewall us and entrench yourselves stopped there. But clearly they have not:

    - In addition to your bylaw and poison pill amendments, you have done everything you can through wasteful litigation to delay the stockholders' meeting where the stockholders will get a chance to express their views on our offer and on your performance as a Board of Directors. On September 11, we delivered substantially more than the requisite number of agent designations from Quickturn stockholders to call a Special Stockholders Meeting. However, you and your lawyers have pursued meritless litigation to defer indefinitely the date of the meeting we called for October 29. In our opinion, you are wasting millions of dollars of your stockholders' money on lawyers and investment bankers to entrench yourselves and to block our offer. This diminishes the value of Quickturn to Mentor and, in turn, to your stockholders.

    - You have touted Hambrecht & Quist's "inadequacy" opinion as justification for your rejection of Mentor's offer. A stockholder might well question how inadequate a $12.125 all-cash offer could be--especially when you repriced employee stock options to $7.44 only two months before our offer. Why have you refused to disclose the important information stockholders need to evaluate H&Q's opinion that our 50% premium cash offer is "inadequate"? Your stockholders need to know the analyses conducted, the assumptions made and ranges of value resulting from such analyses. Are you afraid to let your stockholders see that information too?

    - You have also touted your business prospects for the third and fourth quarters of 1998. But--just as with the H&Q opinion--you provide no basis for your stockholders to assess the credibility of your assertion. What, for example, is the basis for your speculation about the "imminent" reinvestment cycle in new design activity in the Asia/Pacific region in your September 22 and September 24, 1998 stockholder letters? Why should your stockholders believe these or any other ambitious projections by Quickturn when, in our view, you have repeatedly failed to deliver on past predictions?

    - You say that the Mentor offer has been "disruptive" to your sales efforts and relationships with suppliers. Is this another way of saying that your business is off--yet again? If so, don't your stockholders have a right to know, particularly when you are talking about your supposedly "strong" business prospects for the third and fourth quarters?

    - You similarly tout your "business plan" but you do not provide any meaningful information about that plan to your stockholders. Your September 24, 1998 letter to stockholders entitled "The Quickturn Business Plan" merely reads like a product catalog. What are your assumptions for such factors as revenue growth and operating profit made in this business plan? It appears to us to be the same basic business plan that has brought about the disappointing operating and stock-price performance of the past two years. Why should your stockholders accept this plan today?

    Mentor Graphics calls on you--the Quickturn Board--to stop these obstructionist and wasteful tactics and do the right thing by your stockholders. Give your stockholders the chance to make their own decision based on full information, rather than vague comments concerning "inadequacy" and, in our view, based on your track record, unrealistic prospects.

    Now, as before, we remain ready to sit down and discuss the acquisition with you. And even if you continue to refuse to negotiate, we at Mentor Graphics remain committed to completing the acquisition.

                                          Very truly yours,

                                          /s/ Dr. Walden C. Rhines

                                          Walden C. Rhines
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                       EXHIBIT E

                       [MENTOR GRAPHICS CORPORATION LOGO]

                                                              September 28, 1998

Dear Quickturn Stockholder:

    This week you have an important opportunity to send the Quickturn Board of Directors a message to stop its entrenchment tactics and wasteful litigation, which are designed to block Mentor Graphics' all cash, premium offer. Tell them to act in your best interests--not theirs.

             TENDER YOUR SHARES PRIOR TO OCTOBER 6, 1998--SEND YOUR
                             MESSAGE LOUD AND CLEAR

    Act today. Mentor Graphics' $12.125 per share offer is scheduled to expire at 12:00 Midnight, New York City time, on Tuesday, October 6, 1998, unless extended.

    Despite our repeated efforts to negotiate with Quickturn's Board and management since the commencement of our offer six weeks ago on August 12, 1998, they have refused to meet.

    Instead, Quickturn's Board and management have engaged in stonewalling and entrenchment tactics. If successful, these roadblocks, including amending Quickturn's deadhand poison pill, will prevent all Quickturn stockholders for a period of at least 270 days--at least nine months--from accepting an offer that we believe you should be able to accept today. We believe that you'll find that Quickturn's entrenchment efforts are against your best interests, as discussed in the enclosed letter we sent to the Quickturn Board on Friday, September 25.

    Furthermore, we believe that Quickturn management's business plan and their portrayal of Quickturn's future prospects as an independent company are doubtful. Remember that this is the same management that has repeatedly failed to meet securities analysts' expectations in the past. Weigh their past performance against our all-cash, fully financed premium $12.125 per share offer. Keep in mind the $7.00 to $8.00 per share range in which Quickturn's stock traded during the weeks immediately preceding the announcement of our offer.

IN THE PRESENT TURBULENT STOCK MARKET, OUR 50% PREMIUM OFFER IS MORE ATTRACTIVE
                              NOW THAN EVER BEFORE

    We stand ready to negotiate, and we would be willing to consider increasing our offer to reflect even greater value if justified by our due diligence review.

    In early September, a significant number of Quickturn stockholders clearly demonstrated to the Quickturn Board their preference for Mentor Graphics' offer by tendering their shares. More than 7,046,297 shares were tendered, which when added to the shares already owned by Mentor Graphics represent nearly 43% of Quickturn's outstanding common stock.

 JOIN YOUR FELLOW STOCKHOLDERS WHO HAVE ALREADY SENT A CLEAR MESSAGE OF SUPPORT
  FOR MENTOR GRAPHICS' OFFER--ADD YOUR VOICE BY TENDERING YOUR SHARES PRIOR TO
              OCTOBER 6 AND BY VOTING MENTOR GRAPHICS' GOLD PROXY.

    If you have any questions or need assistance in tendering your shares or voting Mentor Graphics' GOLD proxy, please call MacKenzie Partners, Inc., which can be reached at 800-322-2885 Toll-Free or at 212-929-5500 (Collect).

                                          Sincerely,

                                          /s/ Dr. Walden C. Rhines

                                          Walden C. Rhines
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               TENDER YOUR SHARES
                           VOTE THE GOLD PROXY TODAY

                                     [LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
           CALL TOLL-FREE (800) 322-2885 OR (212) 929-5500 (COLLECT)

                                                                       EXHIBIT F

                             [MENTOR GRAPHICS LOGO]

                                IMPORTANT NOTICE

                                                                October 16, 1998

Dear Quickturn Stockholder:

    THE LOCATION OF THE SPECIAL MEETING OF STOCKHOLDERS OF QUICKTURN DESIGN SYSTEMS, INC., CALLED BY MENTOR GRAPHICS CORPORATION FOR OCTOBER 29, 1998 AT 3 P.M. NEW YORK CITY TIME, HAS BEEN CHANGED TO THE CORPORATION TRUST COMPANY, 1209 ORANGE STREET, WILMINGTON (COUNTY OF NEW CASTLE), DELAWARE 19801. As you know, the Special Meeting was previously scheduled to take place at the offices of The Corporation Trust Company in Dover, Delaware as provided in the Notice of Special Meeting sent to you on September 11, 1998. The foregoing constitutes the Amended and Supplemental Notice of Special Meeting to holders of record of Quickturn common stock as of the close of business on September 10, 1998, the record date for the October 29 Special Meeting.

    Mentor Graphics had set the Special Meeting in Dover, Delaware based on a provision in Quickturn's bylaws. Quickturn filed a motion in Delaware state court today stating that Quickturn's certificate of incorporation, which provides for Wilmington, Delaware as the location of the Special Meeting, should control over the bylaw provision. By waiting for over a month to even mention this, the motion is another example of Quickturn's ongoing effort to delay the vote at the Special Meeting and frustrate the will of stockholders who want to accept our $12.125 per share, fully financed, all-cash offer. Mentor Graphics will provide round-trip transportation to the Wilmington, Delaware location for any stockholder who appears at the Dover, Delaware location.

                                   -BULLETIN-

    It is important for you to know that, on October 14, 1998, Institutional Shareholder Services Inc. (ISS), one of the nation's leading institutional shareholder advisory firms, recommended to its clients that they vote in favor of Mentor Graphics' director nominees and related proposals at the Special Meeting. In its report, ISS states: "At best, ISS views the [Quickturn] board's action as an overzealous execution of its perceived fiduciary duty to shareholders. At worst, we must give weight to the self-preservation effects that the takeover defenses produce on behalf of the board and management at the potential expense of shareholders. Fiduciary duty does not include eliminating or obstructing the rights of shareholders to determine to accept any offer for their ownership in the company."

    The ISS report concludes: "The board's duty would have been more properly executed by placing its argument squarely in opposition to the offer of [Mentor]and allowing shareholders to exercise their right to vote democratically and expeditiously on the matter."

                        VOTE YOUR GOLD PROXY CARD TODAY!

    If you have any questions or need assistance in voting Mentor Graphics' GOLD proxy card, please call MacKenzie Partners, Inc., which can be reached at 800-322-2885 Toll-Free or at 212-929-5500 (Collect).

                                          Sincerely,
                                          /s/ Walden C. Rhines
                                          Walden C. Rhines
                                          President and Chief Executive Officer

                                                                       EXHIBIT G

                             [MENTOR GRAPHICS LOGO]

                        VOTE YOUR GOLD PROXY CARD TODAY!

                                                               November 11, 1998

Dear Stockholder:

    We want to personally thank the many Quickturn stockholders who showed their strong support for our $12.125 per share, fully financed, all-cash offer by tendering their shares. On October 30, 1998, the number of Quickturn shares tendered by all of you together with the shares already owned by Mentor represented approximately 53% of Quickturn's outstanding shares.

    We now need your support once more. We ask all stockholders -- whether or not they have tendered shares -- to take a stand at this time on our offer by voting your GOLD proxy card promptly.

                  VOTE TO REPLACE THE CURRENT QUICKTURN BOARD
               WITH INDEPENDENT DIRECTORS WHO WILL LISTEN TO YOU!

    Unfortunately, even though a majority of the outstanding shares have clearly expressed their support for our offer, neither the Quickturn Board nor its financial advisors will agree to even sit down at the negotiating table with Mentor. Don't let the Quickturn Board continue to ignore you.

                 DON'T LET THE CURRENT BOARD STAND IN YOUR WAY
              TAKE THE NEXT STEP TO CASH IN ON OUR PREMIUM OFFER!

    Vote your proxies now for the special meeting, currently scheduled by Mentor to be held on November 24, 1998. Elect five independent nominees who, subject to their fiduciary duties, will have the power to remove all other obstacles to our premium offer if we are successful in our challenge in Delaware Chancery Court to Quickturn's poison pill amendments. Vote to approve the three other proposals designed to remove obstacles as well.

                  YOU CAN NO LONGER TRUST THE QUICKTURN BOARD!

    The Quickturn Board has been so caught up in their entrenchment tactics that they have lost sight of the facts. Here are the facts:

  - The Quickturn Board wants you to believe that our $12.125 per share offer is inadequate. KEEP IN MIND THAT OUR OFFER REPRESENTS MORE THAN A 51% PREMIUM OVER THE CLOSING PRICE ON THE DAY PRIOR TO THE COMMENCEMENT OF OUR OFFER.

  - OUR $12.125 OFFER PRICE REPRESENTS NEARLY 40 TIMES NEXT YEAR'S CONSENSUS EARNINGS ESTIMATES AND 25 TIMES PROJECTED EARNINGS FOR THE YEAR 2000.

  - The Quickturn Board has told you all about the bright future of Quickturn. IF THEY TRULY BELIEVED THAT, WHY DID THE QUICKTURN BOARD ITSELF REPRICE DOWNWARD THE

     EXERCISE PRICE OF 1.5 MILLION EMPLOYEE STOCK OPTIONS TO $7.44 PER SHARE A MERE EIGHT WEEKS BEFORE WE MADE OUR OFFER?

  - Quickturn would like you to believe that the Asian economic crisis is primarily responsible for the steep drop last spring in the price of Quickturn shares and for its poor stock price for several months prior to our offer. WE BELIEVE THAT QUICKTURN'S LACKLUSTER SALES AND POOR EARNINGS PERFORMANCE ARE THE MAJOR REASONS WHY QUICKTURN'S SHARES TUMBLED.

  - Quickturn's third quarter results just reported on October 13, 1998, show that Quickturn's sales CONTINUE TO BE FLAT OR DECLINING -- NOW FOR 2 1/2 YEARS.

  - Quickturn's earnings per share for the third quarter, when adjusted for take-over related expenses, DROPPED DRAMATICALLY compared to earnings per share in the same quarter last year, adjusted for one time acquisition charges. QUICKTURN'S ADJUSTED EARNINGS PER SHARE IN THE QUARTER DROPPED TO $.04 FROM $.13 PER SHARE IN THE SAME QUARTER LAST YEAR -- A NEARLY 70% DROP.

  - Contrast these poor results to Mentor's outstanding recent results. While Mentor was exposed to the same market conditions, it posted a 400% year-to-year earnings gain for the same period. MAYBE QUICKTURN'S LEADERSHIP IS THE PROBLEM -- NOT ASIA?

  - Quickturn wants you to believe that its pending patent litigation claims against Mentor may be worth $225 million ($75 million trebled). When our expert was given the opportunity to analyze the same data as Quickturn and its own expert, he projected the MAXIMUM amount of damages -- if Quickturn actually proves Mentor infringed a valid patent -- would be about $3 million ($1 million trebled). WHY ARE QUICKTURN'S NUMBERS SO GROSSLY INFLATED?

  - When considering the believability of Quickturn's grossly inflated claim amount -- remember Quickturn didn't even develop the number based on the totally new wild theories until October 5, 1998 -- NEARLY SEVEN WEEKS AFTER WE LAUNCHED OUR OFFER.

  - Quickturn's latest letter wants you to reject our offer because of a report made to Mentor in 1997 by Arthur Andersen. Quickturn also neglected to tell you that Arthur Andersen's report -- which was made twelve months ago -- was based upon financial projections that assumed Quickturn would have attained revenues of $136.2 million and net income of $14 million in 1998. CLEARLY, QUICKTURN HAS NOT ACHIEVED EVEN CLOSE TO THESE LOFTY EXPECTATIONS AS IT CONTINUES TO LOSE MONEY AND CONSISTENTLY REPORT FLAT OR DECLINING REVENUES.

                    WHEN WILL THE QUICKTURN BOARD COME CLEAN
                         AND TELL YOU THE WHOLE TRUTH?

TELL THE QUICKTURN BOARD TO STOP STONEWALLING AND STOP SPENDING YOUR MONEY ON EXPENSIVE LITIGATION AND OTHER OBSTRUCTIVE TACTICS!

    The trial in which Mentor is challenging the validity of amendments made to the poison pill and bylaws of Quickturn recently ended. Post trial briefs have been filed paving the way for the Delaware court to render a prompt decision.

    A FAVORABLE RULING WILL SATISFY ONE MAJOR CONDITION TO COMPLETING OUR $12.125 PER SHARE FULLY FINANCED, ALL-CASH OFFER. WE NEED YOUR SUPPORT NOW MORE THAN EVER TO SATISFY ANOTHER MAJOR CONDITION TO OUR OFFER -- THE REMOVAL OF THE QUICKTURN BOARD WHICH IS PREVENTING YOU FROM BEING ABLE TO ACCEPT AND COMPLETE OUR CASH OFFER.

             VOTE THE GOLD PROXY "FOR" OUR NOMINEES AND PROPOSALS!
                    THE NEXT CRITICAL STEP IS IN YOUR HANDS!

    Time is short. Even if you have already tendered your shares, you must send in your GOLD proxy card if you want to replace the current Board with our independent nominees.

    WE STRONGLY URGE YOU TO TAKE A MOMENT NOW TO SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD IN THE ENVELOPE PROVIDED.

    IF YOU HAVE PREVIOUSLY SIGNED A BLUE QUICKTURN PROXY, YOU HAVE EVERY PROPER AND LEGAL RIGHT TO CHANGE YOUR VOTE BY SIMPLY SIGNING AND RETURNING A LATER DATED GOLD PROXY CARD. ONLY THE LATEST DATED PROXY CARD THAT IS TIMELY RECEIVED WILL BE COUNTED.

    We appreciate your prompt consideration of this extremely important vote.

                                           Sincerely,

                                           /s/ Dr. Walden C. Rhines

                                           Dr. Walden C. Rhines
                                             President and Chief Executive
                                           Officer

Even if you have tendered your shares, it is important that you complete and return the GOLD proxy card today. If you have any questions or need assistance in completing the GOLD proxy card, please contact:

                            MacKenzie Partners, Inc.

                                156 FIFTH AVENUE
                            NEW YORK, NEW YORK 10010
           CALL TOLL-FREE (800) 322-2885 OR (212) 929-5500 (COLLECT)

                                   IMPORTANT

    Your proxy is important. No matter how many Shares you own, please give Mentor Graphics your proxy FOR the Proposals by:

    1.  SIGNING the enclosed GOLD STRIPED PROXY CARD,

    2.  DATING the enclosed GOLD STRIPED PROXY CARD,

    3. MAILING the enclosed GOLD STRIPED PROXY CARD TODAY in the envelope provided (no postage is required if mailed in the United States).

    STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER 10, 1998 ARE ENTITLED TO NOTICE OF AND TO VOTE ON MATTERS THAT COME BEFORE THE SPECIAL MEETING. EVEN IF YOU HAVE ALREADY RETURNED THE GOLD PROXY CARD THAT WAS SENT TO YOU WITH MENTOR GRAPHICS' SEPTEMBER 11, 1998 PROXY STATEMENT, PLEASE PROPERLY EXECUTE AND RETURN THE GOLD STRIPED PROXY CARD INCLUDED WITH THIS SUPPLEMENT. RETURNING THE ENCLOSED GOLD STRIPED PROXY CARD WILL ENSURE THAT THE NUMBER OF SHARES HELD OF RECORD BY YOU AS OF THE CLOSE OF BUSINESS ON NOVEMBER 10, 1998 WILL BE COUNTED IN TABULATING THE VOTES AT THE SPECIAL MEETING. SEE "PROXY PROCEDURES AND RECORD DATE."

    If you hold your Shares in the name of one or more brokerage firms, banks, nominees or other institution, only they can sign a GOLD STRIPED PROXY CARD with respect to your Shares, and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD STRIPED PROXY CARD.

    If you have any questions or require any additional information concerning this Supplement, please contact MacKenzie at the address set forth below.

                                     (LOGO)

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885
                              FAX: (212) 929-0308

GOLD STRIPED PROXY CARD
                       SPECIAL MEETING OF STOCKHOLDERS OF
                         QUICKTURN DESIGN SYSTEMS, INC.
             THIS PROXY IS SOLICITED BY MENTOR GRAPHICS CORPORATION

    The undersigned stockholder of Quickturn Design Systems, Inc. (the "Company") hereby appoints Dr. Walden C. Rhines, Gregory K. Hinckley and Dean M. Freed and each of them, each with full power of substitution, to vote all shares of common stock, par value $.001 per share, of the Company that the undersigned is entitled to vote as if personally present at the Special Meeting of Stockholders of Quickturn Design Systems, Inc. to be held on January 8, 1999 at the time and place designated by the Company in its proxy materials, or at any special meeting called to consider Mentor Graphics Corporation's ("Mentor Graphics") proposals set forth herein (the "Proposals"), and at any adjournment, postponement or continuation of the Special Meeting or any special meeting, provided however, that in no event will this proxy be valid beyond October 29, 1999. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.
      MENTOR GRAPHICS URGES YOU TO VOTE IN FAVOR OF EACH OF THE PROPOSALS. (Please mark each proposal with an "X" in the appropriate box)
1. To remove all members of the Board of Directors of the Company other than the Nominees (as defined below), if then directors.
            / /  For            / /  Against            / /  Abstain
2. To adopt an amendment to Section 3.2 of the bylaws of the Company to fix the number of Company directors at five.
            / /  For            / /  Against            / /  Abstain
3.  To elect the following directors to the Board of Directors of the Company:
   Gideon Argov, Scott H. Bice, Harry L. Demorest, C. Scott Gibson and Michael
    J.K. Savage (collectively, the "Nominees").
  / / FOR all Nominees, except as marked below / / WITHHOLD AUTHORITY for all Nominees
 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES, MARK FOR ABOVE AND PRINT THE NAME(S) OF THE PERSON(S) WITH RESPECT TO WHOM YOU WISH TO
                WITHHOLD AUTHORITY IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------
                          (Continued on reverse side)

4. To adopt a stockholder resolution repealing each provision of the bylaws or any amendment thereto adopted by the Board of Directors of the Company subsequent to March 30, 1998 and prior to the effective date of the Proposals.

            / /  For            / /  Against            / /  Abstain

5. In the event any procedural matter, or any substantive matter that Mentor Graphics does not know of within a reasonable time before any special meeting, is properly brought before any special meeting or any adjournment, postponement or continuation thereof, the proxies are authorized to vote upon such matters in their discretion.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL OF THE PROPOSALS.

                                        PLEASE DATE AND SIGN THIS PROXY EXACTLY
                                              AS YOUR NAME APPEARS HEREON

                                        (Dated)
                                        ----------------------------------------

                                        (Signature)
                                        ----------------------------------------

                                        (Title)
                                        ----------------------------------------

                                        (Signature if held jointly)
                                        ----------------------------------------
                                          When shares are held by joint tenants,
                                        both should sign. When signing as
                                      attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                               ENVELOPE PROVIDED.